                                  Exhibit 4.1






                    Form of Pooling and Servicing Agreement

================================================================================




                         ABN AMRO MORTGAGE CORPORATION

                                    Seller

                                      and

                      LASALLE HOME MORTGAGE CORPORATION,

                                Master Servicer


                                      and


                          ---------------------------

                                    Trustee

                               ----------------

                                    FORM OF

                        POOLING AND SERVICING AGREEMENT

                          Dated as of _________, 199_



                               ----------------


                               $________________

                      Mortgage Pass-Through Certificates

                                 SERIES 199_-_


================================================================================

                               TABLE OF CONTENTS
                               -----------------

Section                                                                     Page
-------                                                                     ----
                                   ARTICLE I
                                  DEFINITIONS

                                  ARTICLE II
                           CONVEYANCE OF TRUST FUND;
                       ORIGINAL ISSUANCE OF CERTIFICATES

2.1.    Conveyance of Trust Fund...........................................   24
2.2.    Acceptance by Trustee..............................................   28
2.3.    Representations and Warranties of the Depositor....................   30
2.4.    Authentication and Delivery of Certificates; Designation of
        Certificates as REMIC Regular and Residual Interests...............   35
2.5.    Designation of Startup Day.........................................   35
2.6.    No Contributions...................................................   35
2.7.    Representations and Warranties of the Master Servicer..............   35

                                  ARTICLE III
                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

3.1.    [Master Servicer to Act as Servicer and Tax Matters Person;
        Administration of the Mortgage Loans...............................   36
3.2.    Collection of Certain Mortgage Loan Payments; Certificate Account..   41
3.3.    Permitted Withdrawals from the Certificate Account.................   43
3.4.    Taxes, Assessments and Similar Items...............................   45
3.5.    Maintenance of Insurance...........................................   45
3.6.    Enforcement of Due-on-Sale Clauses; Assumption and Substitution
        Agreements.........................................................   48
3.7.    Realization upon Defaulted Mortgage Loans..........................   49
3.8.    Trustee to Cooperate; Release of Mortgage Files....................   51
3.9.    Servicing Compensation.............................................   52
3.10.   Reports to the Trustee; Certificate Account Statements.............   52
3.11.   Annual Statement as to Compliance..................................   53
3.12.   Annual Independent Public Accountants' Servicing Report............   53
3.13.   Access to Certain Documentation and Information Regarding the
        Mortgage Loans.....................................................   54
3.14.   Back-up Servicer...................................................   54
3.15.   Sale of Defaulted Mortgage Loans and REO Properties................   55
3.16.   Delegation of Duties...............................................   57
3.17.   Maintenance of Special Hazard Insurance Policy.....................   57
3.18.   Letter of Credit...................................................   58
3.19.   Appointment of a Special Servicer..................................   59

                               TABLE OF CONTENTS
                                  (continued)
                               -----------------

Section                                                                     Page
-------                                                                     ----
                                  ARTICLE IV
                  PAYMENTS TO CERTIFICATEHOLDERS; ADVANCES;
                            STATEMENTS AND REPORTS

4.1.    Distributions......................................................   60
4.2.    Subordination; Priority of Distributions...........................   60
4.3.    Advances...........................................................   61
4.4.    Statements to Certificateholders...................................   62
4.5.    Foreclosure Reports................................................   65
4.6.    Adjustment of Administration Fees with Respect to Prepaid
        Mortgage Loans.....................................................   65
4.7.    Prohibited Transactions Taxes and Other Taxes......................   66
4.8.    Tax Administration.................................................   67
4.9.    Equal Status of Administration Fee.................................   68
4.10.   Appointment of Paying Agent and Certificate Administrator..........   68

                                   ARTICLE V
                               THE CERTIFICATES

5.1.    The Certificates...................................................   69
5.2.    Registration of Transfer and Exchange of Certificates..............   70
5.3.    Mutilated, Destroyed, Lost or Stolen Certificates..................   73
5.4.    Persons Deemed Owners..............................................   73
5.5.    Maintenance of Office or Agency....................................   74

                                  ARTICLE VI
                     THE DEPOSITOR AND THE MASTER SERVICER

6.1.    Liability of the Depositor and the Master Servicer.................   74
6.2.    Merger or Consolidation of the Depositor or the Master Servicer....   74
6.3.    Limitation on Liability of the Master Servicer and Others..........   75
6.4.    Master Servicer Not to Resign......................................   75

                                  ARTICLE VII
                                    DEFAULT

7.1.    Events of Default..................................................   76
7.2.    Other Remedies of Trustee..........................................   79
7.3.    Directions by Certificateholders and Duties of Trustee During
        Event of Default...................................................   79
7.4.    Action upon Certain Failures of Master Servicer and upon Event of
        Default............................................................   80

                               TABLE OF CONTENTS
                                  (continued)
                               -----------------

Section                                                                     Page
-------                                                                     ----
7.5.    Appointment of [Back-up Servicer]..................................   80
7.6.    Notification to Certificateholders.................................   82

                                 ARTICLE VIII
                            CONCERNING THE TRUSTEE

8.1.    Duties of Trustee..................................................   82
8.2.    Certain Matters Affecting Trustee..................................   84
8.3.    Trustee Not Required to Make Investigation.........................   85
8.4.    Trustee Not Liable for Certificates or Mortgage Loans..............   85
8.5.    Trustee May Own Certificates.......................................   86
8.6.    Master Servicer to Pay Trustee's Fees and Expenses.................   86
8.7.    Eligibility Requirements for Trustee...............................   86
8.8.    Resignation and Removal of Trustee.................................   87
8.9.    Successor Trustee..................................................   88
8.10.   Merger or Consolidation of Trustee.................................   88
8.11.   Appointment of Co-Trustee or Separate Trustee......................   88
8.12.   Appointment of Custodians..........................................   90
8.13.   Authenticating Agent...............................................   90

                                  ARTICLE IX
                                  TERMINATION

9.1.    Termination upon Purchase by the Class R Certificateholder or
        Liquidation of All Mortgage Loans..................................   91
9.2.    Trusts Irrevocable.................................................   93
9.3.    Additional Termination Requirements................................   93

                                   ARTICLE X
                           MISCELLANEOUS PROVISIONS

10.1.   Amendment..........................................................   94
10.2.   Recordation of Agreement...........................................   95
10.3.   Limitation on Rights of Certificateholders.........................   96
10.4.   Governing Law; Jurisdiction........................................   97
10.5.   Notices............................................................   97
10.6.   Severability of Provisions.........................................   97
10.7.   Sale of Class A Certificates.......................................   98

                                   EXHIBITS

Exhibit A    Form of Class A Certificate...................................  A-1
Exhibit B    Form of Class B Certificate...................................  B-1
Exhibit C    Form of Class R Certificate...................................  C-1
Exhibit D    Mortgage Loan Schedule........................................  D-1
Exhibit E    Form of Mortgage Note......................................... E- ]
Exhibit F    Form of Special Hazard Policy................................. G- ]
Exhibit G    Form of Letter of Credit...................................... H- ]

     This Pooling and Servicing Agreement, effective as of ____________, 199_, is executed between ABN AMRO MORTGAGE CORPORATION, in its capacity as depositor (the "Depositor"), LASALLE HOME MORTGAGE CORPORATION, in its capacity as master servicer ("Master Servicer") and _______________, as trustee (the "Trustee").


                               W I T N E S E T H
                               -----------------

     In consideration of the mutual agreements herein contained, the Depositor, Master Servicer and the Trustee agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

     Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article:

     Adjustment Date: With respect to each Mortgage Loan, the date specified on the related Mortgage Note as the first date on which the interest rate is subject to adjustment, and the same date in each month thereafter.

     Administration Fee: With respect to any Mortgage Loan and any month, the fee payable to the Master Servicer pursuant to Section 3.9 for the administration of such Mortgage Loan, such fee being an amount paid out of interest on such Mortgage Loan and equal to ____% per annum of the Principal Balance for the related Mortgage Loan which percentage shall include ____% per annum for servicing such Mortgage Loan and the Trustee's fees for such Mortgage Loan, but subject to adjustment as provided in Section 4.6 hereof.

     Advance:  An Advance made by the Master Servicer pursuant to Section 4.3.

     Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing. The Trustee may obtain and rely on an Officer's Certificate of the Master Servicer or the Depositor to determine whether any Person is an Affiliate of such party.

     Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

     Anniversary: Each anniversary of the Cut-off Date.

     Authenticating Agent: As defined in Section 8.13.

     ALTA: The American Land Title Association, or any successor.

     [Back-up Servicer: The Back-up Servicer, initially [ABN AMRO Bank N.V.], defined in Section 3.14 hereof.]

     Balloon Payment: With respect to any Mortgage Loan, a final or intermediate scheduled monthly payment of principal and interest which, pursuant to the related Mortgage Note or any other document in the Mortgage File, is at least twice as large as other scheduled payments due thereon.

     Bankruptcy Loss: Any Realized Loss incurred on a Mortgage Loan as a result of a Deficient Valuation or Debt Service Reduction.

     Bankruptcy Loss Limit: An aggregate amount which will not be less than the following percentages of the aggregate outstanding Principal Balances of all Mortgage Loans as of the Cut-Off Date: ___% in the first Series Year and ___% in each of the second, third, fourth and fifth Series Years or (ii) such lesser amount if the Master Servicer confirms with the Rating Agencies that such lesser amount will not impair the ratings on the Certificates.

     BIF: The Bank Insurance Fund administered by the FDIC, or any successor thereto.

     Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the State of Illinois, or (iii) a day in which banking institutions in the State of Illinois are authorized or obligated by law or executive order to be closed.

     Certificate: Any one of the Class A, Class B or Class R Certificates.

     Certificate Account: The separate account established and maintained by the Master Servicer pursuant to Section 3.2 which shall be entitled "_______________________________, as trustee for the benefit of the Holders of ABN AMRO Mortgage Corporation, Mortgage Pass-Through Certificates, Series 199_- _." The Certificate Account must be an Eligible Account. Funds deposited in the Certificate Account shall be held in trust for the

Certificateholders for the uses and purposes set forth in Sections 3.2, 3.3, 3.9, 4.1, 4.2, 4.3 and 9.1.

     Certificate Administrator: As defined in Section 4.10.

     Certificate Balance: The aggregate Principal Balance of Mortgage Loans evidenced by each Certificate's Fractional Undivided Interest in the Mortgage Loans.

     Certificate Register and Certificate Registrar: The register maintained pursuant to and the registrar provided for in Section 5.2.

     Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Article VII or giving any consent pursuant to this Agreement, any Certificate registered in the name of the Master Servicer or any affiliate thereof shall be deemed not to be outstanding and the Fractional Undivided Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to take any such action or effect any such consent has been obtained.

     Class: All Certificates whose form is identical except for variations in Fractional Undivided Interest or Percentage Interest.

     Class A Certificate: Any one of the Certificates executed by the Depositor and authenticated by the Trustee in substantially the form set forth in Exhibit A hereto.

     Class A Certificateholder: The registered holder of a Class A Certificate.

     Class A Distribution: On any Distribution Date, the amount required to be distributed on such Distribution Date to the Class A Certificateholders, such amount being equal to the lesser of (x) the Pool Distribution for the related Distribution Date or (y) the sum of (i) one month's interest, less the Class A Percentage of Deferred Interest, at the Pass-Through Rate on the Class A Principal Balance (net of the Class A Percentage of the amount by which the aggregate amount of interest otherwise payable on the prepaid Mortgage Loans by adjustment of the Administration Fee exceeds the related aggregate Administration Fee available for payment thereof as provided in Section 4.6 hereof), (ii) the outstanding balance in the Class A Interest Shortfall Account,
(iii) the Class A Percentage of each scheduled payment of principal payable on the Mortgage Loans on the preceding Installment Due Date, (iv) the Class A Prepayment Entitlement and (v) the Redirected Distribution Amount. In the event that clause (y) is greater than the amount computed pursuant to clause
(x), distributions shall be allocated first to the interest component of the Class A Distribution calculated pursuant to clause (y)(i) of this definition; second to any balance in the Class A Interest Shortfall Account in accordance with clause (y)(ii) of this definition; and third to the principal component of the Class A Distribution calculated pursuant to clauses (y)(iii)-(v) of this definition. Payments of interest due with respect to the Certificates shall be calculated based upon twelve 30-day months and a 360-day year.

     Class A Interest Shortfall: On any Distribution Date, the excess, if any, of the amount computed pursuant to clause (y)(i) of the definition of Class A Distribution over the amount distributed to the Class A Certificateholders on such Distribution Date.

     Class A Interest Shortfall Account: A ledger account established on the books of the Master Servicer to reflect any unpaid Class A Interest Shortfall owed to the Class A Certificateholders [and accrued interest thereon at the Pass-Through Rate]. The balance in such account will be decreased on each Distribution Date by disbursements to the Class A Certificateholders of any previously due Class A Interest Shortfalls and accrued interest thereon at the Pass-Through Rate from the Distribution Date that said Class A Interest Shortfall first accrued through such Distribution Date and increased on each Distribution Date by any new Class A Interest Shortfall allocable to the Class A Certificates and by accrued and unpaid interest on previously due and unpaid Class A Interest Shortfalls at the Pass-Through Rate.

     Class A Percentage: On any Distribution Date before giving effect to any distribution on such Distribution Date, the fraction expressed as a percentage (expressed as a decimal and carried to eight places rounded up) the numerator of which is the Class A Principal Balance and the denominator of which is the Pool Principal Balance.

     Class A Prepayment Entitlement: On any Distribution Date, the difference between the Principal Prepayments for such Distribution Date and the Class B Prepayment Entitlement.

     Class A Principal Balance: On any Distribution Date, the Original Class A Principal Balance plus the Class A Percentage of Deferred Interest accrued since the Cut-off Date less the sum of (A) all amounts previously distributed to holders of Class A Certificates on previous Distribution Dates on account of amounts described in clauses (y)(iii) - (y)(v) of the definition of Class A Distribution, (B) if such Distribution Date is subsequent to the date on which the Class B Principal Balance equals zero, the principal amount of the Bankruptcy Losses, Special Hazard Losses and Excess Credit Losses since such date and (C) to the extent not covered by the Class B Certificateholders pursuant to Section 4.2, Fraud Losses.

     Class B Certificate: Any one of the Certificates executed by the Depositor and authenticated by the Trustee in substantially the form set forth in Exhibit B hereto.

     Class B Certificateholder: The registered holder of a Class B Certificate.

     Class B Distribution: On any Distribution Date, an amount equal to the lesser of (x) the Pool Distribution for the related Distribution Date reduced by any amounts required to be paid to the Class A Certificateholders on such Distribution Date or (y) the sum of (i) one month's interest, less the Class B Percentage of Deferred Interest, at the Pass-Through Rate on the Class B Principal Balance (net of the Class B Percentage of the amount by which the aggregate amount of interest otherwise payable on the prepaid Mortgage Loans by adjustment of the Administration Fee exceeds the related aggregate Administration Fee available for payment thereof as provided in Section 4.6 hereof), (ii) the outstanding balance in the Class B Interest Shortfall Account,
(iii) the Class B Percentage of each scheduled payment of principal payable on the Mortgage Loans on the preceding Installment Due Date and (iv) the Class B Prepayment Entitlement, provided that the Class B Distribution shall be limited to an amount, which, after payment to the Class B Certificateholders, would not reduce the Class B Principal Balance below the Minimum Required Class B Principal Balance. In the event that clause (y) is greater than clause (x), distributions shall be allocated first to the interest component of the Class B Distribution calculated pursuant to clause (y)(i) of this definition; second to any balance in the Class B Interest Shortfall Account in accordance with clause
(y)(ii) of this definition; and third to the principal component of the Class B Distribution calculated pursuant to clause (y)(iii) and (y)(iv) of this definition. The amount distributable pursuant to clause (x) of this definition shall never be less than zero.

     Class B Interest Shortfall: On any Distribution Date, the excess, if any, of the amount computed pursuant to clause (y)(i) of the definition of Class B Distribution over the amount distributed to the Class B Certificateholders with respect to such clause on such Distribution Date.

     Class B Interest Shortfall Account: A ledger account established on the books of the Master Servicer to reflect any unpaid Class B Interest Shortfall owed to the Class B Certificateholders. The balance in such account will be decreased on each Distribution Date by disbursements with respect to clause
(y)(ii) of the definition of Class B Distribution to the Class B Certificateholders of any previously due Class B Interest Shortfalls and interest otherwise distributable with respect to clause (y)(ii) of the definition of Class B Distribution to the Class B Certificateholders but used instead to cover Excess Credit Losses, Bankruptcy Losses, Special Hazard Losses or Fraud Losses and increased on each Distribution Date by any new Class B Interest Shortfall allocable to the Class B Certificates with respect to clause
(y)(ii) of the definition of Class B Distribution.

     Class B Percentage: On any Distribution Date the difference between 100% and the Class A Percentage.

     Class B Prepayment Entitlement: Until the Class A Percentage is reduced to ____%, zero. On the Distribution Date on which the Class A Percentage decreases to ____% after giving effect to the distribution to be made to the Class A Certificateholders on such Distribution Date, any Principal Prepayments available for distribution on such Distribution Date in excess of such amounts necessary to decrease the Class A Percentage to less than ____% shall be distributed to the Class B Certificateholders. After such Distribution Date and on each Distribution Date thereafter, the Class B Prepayment Entitlement shall be equal to the Class B Percentage multiplied by the Principal Prepayments on such Distribution Date; provided, however, that on and prior to _______________, 199_, the Class B Prepayment Entitlement shall not exceed ____% of the Class B Percentage of Principal Prepayments. However, notwithstanding the foregoing, if
(A) the mean aggregate principal amount of delinquent Mortgage Loans 60 days or more delinquent (including loans in foreclosure and property held by the Trust
Fund) for each of the immediately preceding six calendar months exceeds ____% of the then outstanding principal balance of the Mortgage Loans or [(B) the weighted average Loan-to-Value Ratio of the Mortgage Loans exceeds ____% or] (C) the sum of aggregate Realized Losses exceed ____% of the sum of the Class B Principal Balance as of the Cut-off Date, then the Class B Prepayment Entitlement for such Distribution Date will be zero.

     Class B Principal Balance: On any Distribution Date the difference between the Pool Principal Balance and Class A Principal Balance.

     Class R Certificate: The Certificate executed by the Depositor and authenticated by the Trustee in substantially the form set forth in Exhibit C hereto.

     Class R Certificateholder: The registered holder of the Class R
Certificate.

     Class R Distribution: On any Distribution Date, to the extent of amounts remaining in the Certificate Account (exclusive of amounts received in advance of the related Installment Due Date and being held for future distribution), an amount equal to any gain realized on a Liquidated Mortgage Loan. Any amounts remaining in the Certificate Account on the termination of the Trust and not otherwise distributed shall be distributed to the Class R Certificateholder.

     Closing Date: _____________, 199_.

     Code: The Internal Revenue Code of 1986, as amended.

     Co-op Loan: A Mortgage Loan secured principally by stock in a cooperative corporation.

     Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this agreement is located at
________________________________.

     Custodial Agreement: An agreement, if any, that may be entered into from time to time among the Master Servicer, the Trustee and a Custodian providing for the safekeeping of the Mortgage Files for the benefit of Certificateholders, which agreement may be in such form and content as the Master Servicer, Trustee and any such Custodian shall agree.

     Custodian: An institution as may from time to time be appointed by the Trustee as custodial agent or agents of the Trustee hereunder pursuant to a Custodial Agreement or their respective successors in interest. The Custodian may (but need not) be the Master Servicer, the Trustee or any Person directly or indirectly controlling or controlled by or under common control with either of them.

     Cut-off Date: ____________, 1998.

     Debt Service Reduction: The amount of the reduction of the Monthly Payment on a Mortgage Loan established by a bankruptcy court in connection with the personal bankruptcy of the related Mortgagor.

     Defaulted Mortgage Loan: As of any Determination Date, any Mortgage Loan for which any payment of principal of or interest on or in respect of such Mortgage Loan is more than [89] days past due, or that is delinquent in respect of its Balloon Payment, if any, determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note or any other document in the Mortgage File.

     [Deferred Interest: As to any Mortgage Loan, the excess, if any, of interest accrued at its Mortgage Interest Rate for any month over the Monthly Payment for such month.]

     Deficient Valuation: The excess of the Principal Balance of the Mortgage Loan over the value of the Mortgaged Property as established by a bankruptcy court in connection with the personal bankruptcy of the mortgagor.

     Denomination: The amount specified on a Certificate as representing the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date evidenced by such Certificate.

     Depositor: ABN AMRO Mortgage Corporation, a Delaware corporation, or its successors.

     Determination Date: The 20th day (or if such 20th day is not a Business Day, the Business Day immediately preceding such 20th day) of the month of the related Distribution Date.

     [Disqualified Organization:  As identified in Section 5.2(g).]

     Distribution Account: The trust account or accounts created and maintained by the Master Servicer pursuant to Section 4.1, which shall be entitled "______________, as Trustee, in trust for the benefit of the Holders of _________________________", and which must be an Eligible Account.

     Distribution Date: The 25th day of any month, or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing _____________, 199__.

     Due Date: means the date set forth on each Mortgage Note on which each Monthly Payment with respect thereto is due.

     Duff:  means Duff & Phelps Credit Rating Co.

     Eligible Account: Any account or accounts held and established by the Master Servicer or the Trustee in trust for the benefit of the Certificateholders that is either (i) in the corporate trust department of a bank or trust company incorporated under the laws of the United States or any state thereof having appropriate trust powers or (ii) an account that is maintained with a depository institution which has a rating assigned to its long-term debt obligations of at least as high as the rating assigned to the Class A Certificates on the Delivery Date or which has a rating assigned to its short-term debt obligations of the highest rating of the Rating Agency for such obligations or (iii) a bank or trust company incorporated under the laws of the United States or any state thereof acceptable to the Rating Agency rating the Class A Certificates, and the amounts deposited therein shall be held in the form of Permitted Investments or uninvested, provided, however, that the Certificate Account may be maintained in a depository institution with a long-term debt rating of at least the second highest rating available by the Rating Agency.

     Eligible Institution: A corporation or association: (i) organized and doing business under the laws of any State or the United States of America, authorized under such laws to exercise the powers required by it to perform its obligations under this Agreement and (ii) the appointment of which under this Agreement, the Master Servicer confirms with the Rating Agencies will not impair the ratings on the Certificates.

     ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

     [Escrow Payment: Any payment received by the Master Servicer for the account of any Mortgagor for application toward the payment of taxes, insurance premiums, assessments and similar items in respect of the related Mortgaged Property.]

     Excess Credit Losses: Any losses on a related Mortgage Loan due to a Mortgagor default in excess of the Mortgage Loan Policy Limit, other than a Fraud Loss, Bankruptcy Loss or Special Hazard Loss.

     FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

     FHLMC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

     Fitch:  Fitch Investors Service, Inc., or any successor thereto.

     First Installment Adjustment Date: The date of the first adjustment of a Monthly Payment with respect to a Mortgage Loan as set forth on the related Mortgage Note.

     FNMA:  The Federal National Mortgage Association, or any successor thereto.

     Fractional Undivided Interest: For any Certificate, the Denomination shown on such Certificate divided by the aggregate Principal Balance of the Mortgage Loans included in the Trust Fund on the Cut-off Date.

     Fraud Loss: Any Realized Loss incurred by reason of default arising from fraud, dishonesty or misrepresentation in connection with the origination of the related Mortgage Loan.

     Fraud Loss Limit: An aggregate amount which will not be less than the following percentages of the aggregate outstanding Principal Balances of all Mortgage Loans as of the Cut-Off Date: 2% in the first Series Year and 1% in each of the second, third, fourth and fifth Series Years or (ii) such lesser amount if the Master Servicer confirms with the Rating Agencies that such lesser amount will not impair the ratings on the Certificates.

     Gross Margin: As to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and in the Mortgage Loan Schedule as the "Gross Margin," which percentage is added to the Index on each rate adjustment date set forth in the related Mortgage Note to determine (subject to rounding and any periodic rate increase or decrease limitations and any Lifetime Mortgage Rate
Cap) the Mortgage Interest Rate on such Mortgage Loan until the next such rate adjustment date.

     Imputed Principal Balance Decline: With respect to any Mortgage Loan which is the subject of a Debt Service Reduction, the excess of the outstanding unpaid principal balance of such Mortgage Loan as of the date of such Debt Service Reduction before giving effect to such Debt Service Reduction over the discounted present value of the scheduled payments on such Mortgage Loan as adjusted to reflect such Debt Service Reduction using a discount rate equal to the Mortgage Rate in effect on such Mortgage Loan immediately before the effective date of such Debt Service Reduction.

     Independent: When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor and the Master Servicer,
(ii) does not have any direct financial interest or any material indirect financial interest in the Depositor or the Master Servicer or in an affiliate of either and (iii) is not connected with the Depositor or the Master Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     Index: As to any Mortgage Loan, the applicable index to be used in computing the Mortgage Interest Rate payable on the related Mortgage Note, which shall be [define Index].

     Installment Due Date: The first day of the month in which the related Distribution Date occurs.

     Insurance Proceeds: Proceeds of any fire and hazard insurance policy, title policy or other insurance policy relating to a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the express requirements of the Mortgage or Mortgage Note or other documents included in the Mortgage File or in accordance with prudent and customary servicing practices.

     Interested Person: The Depositor, the Master Servicer, [the Back-Up Servicer,] any Holder of a Certificate, or any Affiliate of any such Person.

     [Letter of Credit: A standby Letter of Credit issued by [Name of letter of credit bank] (the "L/C Bank") and maintained by the Master Servicer to cover certain payments to the Certificate Account for Mortgage Loans with respect to which foreclosure proceedings have been commenced or with respect to which the Master Servicer has agreed to accept a deed to the property in lieu of foreclosure, substantially in the form of Exhibit G hereto.]

     [Limited Mortgage Documentation: means ___________________.]

     Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the Master Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.

     Liquidation Expenses: Expenses incurred by the Master Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof, including, without limitation, legal fees and expenses, any unreimbursed amount expended by the Master Servicer pursuant to
Section 3.7 respecting the related Mortgage Loan and any unreimbursed expenditures for real property taxes or for property restoration or preservation relating to the Mortgaged Property that secured such Mortgage Loan.

     Liquidation Proceeds: Amounts received by the Master Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through trustee's sale, foreclosure sale or otherwise, other than amounts required to be paid to the Mortgagor pursuant to law or the terms of the applicable Mortgage Note.

     Loan-to-Value Ratio: As of the origination date (or in the case of Section 3.5, as of each Determination Date [and for the purpose of the definition of Class B Prepayment Entitlement]), the fraction, expressed as a percentage, the numerator of which is the then unpaid principal balance of a particular Mortgage Loan and the denominator of which is, for refinanced Mortgage Loans, the appraised value of the property at the time of such refinancing, and as to all other Mortgage Loans, the lower of the appraised value of the Mortgaged Property as determined at the origination of the Mortgage Loan or its sale price.

     [Master Servicer:  ___________________ [and ________________, individually and collectively], or any successor master servicer appointed as provided herein.]

     Maximum Adjustment: As to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum amount by which Mortgage Interest Rate applicable to such Mortgage Note may adjust for any single applicable period borne by such Mortgage Loan.

     Maximum Rate: As to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum interest rate at which such Mortgage Note may bear interest.

     MERS: Mortgage Electronic Registry System developed and supervised by Mortgage Registration Systems, Inc.

     Minimum Rate: As to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum rate at which such Mortgage Note may bear interest.

     Minimum Required Class B Principal Balance: As of any Distribution Date following all distributions required to be made on such date, the lesser of (a) the greatest of (i) 1% of the Pool Principal Balance as of such Distribution Date, (ii) two times the then largest outstanding principal balance of any Mortgage Loan and (iii) the aggregate amount of the outstanding principal balances of the Mortgage Loans secured by Mortgaged Properties located in the zip code area which, of all zip code areas, has the highest aggregate amount of outstanding principal balances of Mortgage Loans and (b) the Class B Principal Balance as of the immediately preceding Distribution Date, less Special Hazard Losses and Fraud Losses (to the extent covered pursuant to Section 4.2) during the related Prepayment Period.

     Monthly Payment: The scheduled monthly principal and interest payment on a Mortgage Loan for any month (which interest may be less than the interest accruing thereon for such month). Monthly Payments shall be deemed to include payments or Advances made in respect of any Mortgage Loan as to which the Mortgaged Property securing such Mortgage Loan has been acquired by the Master Servicer on behalf of the Trust Fund and that portion of the proceeds of prepayments in full, repurchases and other liquidations equal to delinquent Monthly Payments at the time of such prepayment, repurchase or other liquidation.

     Moody's:  Moody's Investors Service, Inc., or any successor thereto.

     Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note.

     [Mortgage Asset Seller:]

     Mortgage File: The mortgage documents listed in Section 2.1 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

     Mortgage Interest Rate: The per annum rate of interest for the applicable period borne by a Mortgage Loan determined at any time in accordance with the terms of each related Mortgage Note.

     Mortgage Loan Policy Limit: With respect to any Mortgage Loan, ____% of the principal balance of such Mortgage Loan as of the Cut-off Date plus Deferred Interest.

     Mortgage Loan Schedule: The schedule of Mortgage Loans attached hereto as Exhibit D, such schedule setting forth the following information as to each Mortgage Loan: (i) the Mortgage Loan identifying number; (ii) the Mortgagor's name; (iii) the street address of the Mortgaged Property including the zip code;
(iv) the type of property constituting the Mortgaged Property; (v) the original number of months to maturity; (vi) the current Mortgage Interest Rate; (vii) the applicable Index; (viii) the initial Mortgage Interest Rate; (ix) the scheduled Monthly Payment due date currently in effect; (x) the amount of the current Monthly Payment; (xi) the original principal amount of the Mortgage Loan; (xii) the Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date whether or not collected; (xiii) the date of its first scheduled Monthly Payment; (xiv) its Maximum Rate; (xv) its Maximum Adjustment; (xvi) its Gross Margin; (xvii) its next Installment Adjustment Date; (xviii) its Loan-to-Value Ratio; and (xix) whether the Mortgage Loan can be converted by the borrower into a fixed rate loan.

     Mortgage Loans: Such of the mortgage loans (which may include Co-op Loans], excluding the Retained Yield, transferred and assigned to the Trustee pursuant to Section 2.1 or 2.2 as from time to time are included in the Trust Fund, the Mortgage Loans originally so included being identified in Exhibit D hereto.

     Mortgage Note: The note, including any modification thereto, or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

     Mortgage Pass-Through Rate: For each Mortgage Loan on each Distribution Date, an amount equal to the Mortgage Interest Rate for the related Mortgage Loan less the sum of (i) the Administration Fee and (ii) the Retained Yield.

     Mortgaged Property:  The property securing a Mortgage Note.

     Mortgagor:  The obligor on a Mortgage Note.

     Net Margin:  An amount equal to ____%.

     Nonrecoverable Advance: Any Advance as to which the Master Servicer has not been fully reimbursed following final liquidation of the related Mortgage Loan or Mortgaged Property.

     Officer's Certificate: With respect to any Person, a certificate signed both by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee.

     Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Depositor or the Master Servicer, or any affiliate of the Depositor or the Master Servicer, acceptable to the Trustee; [provided that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.]

     Original Class A Principal Balance:  $__________.

     Original Class B Principal Balance:  $__________.

     OTS:  The Office of Thrift Supervision, or any successor thereto.

     Pass-Through Rate: Initially ____%. Thereafter, an adjustable amount which is equal to the weighted average of the Mortgage Pass-Through Rates on the Mortgage Loans. Any regular calculation of interest at such rate shall be based upon annual interest at such rate divided by twelve on the Pool Principal Balance.

     [Paying Agent: As defined in Section 4.10.]

     Payment Cap: The size of the increase or decrease in monthly payments for any year as specified on the related Mortgage Loan.

     Percentage Interest: The percentage or fractional interest representing the Denomination of any Certificate divided by the aggregate Denominations of the related Certificates or any Class of Certificates.

     Permitted Investments: Any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the following Service Remittance Date, regardless of whether issued by the Depositor, the Master Service, the Trustee or any of their respective Affiliates and having at the time of purchase, or at such other time as may be specified, the required ratings, if any, provided for in this definition:

     (a) direct obligations of, or guaranteed as to full and timely payment of principal and interest by, the United States or any agency or instrumentality thereof provided that such obligations are backed by the full faith and credit of the United States of America;

     (b) direct obligations of, or guaranteed as to timely payment of principal and interest by, FHLMC, FNMA or the Federal Farm Credit System, provided that any such obligation, at the time or purchase or contractual commitment providing for the purchase thereof, is qualified by each Rating Agency as an investment of funds backing securities rated "Aaa" in the case of Moody's and "AAA" in the case of S&P and [Fitch] [Duff] (the initial rating of the Class A Certificates);

     (c) demand and time deposits in or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, provided that the short-term deposit ratings and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institutions in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) have, in the case of commercial paper, the highest rating available for such securities by each Rating Agency and, in the case of long-term unsecured debt obligations, one of the two highest ratings available for such securities by each Rating Agency, or in each case such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to any Class of Certificates by any Rating Agency but in no event less than the initial rating of the Class [] Certificates;

     (d) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving one of the two highest long-term debt ratings available for such securities by each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to any Class of Certificates by any Rating Agency;

     (e) commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated by each Rating Agency in its highest short-term unsecured rating category at the time of such investment or contractual commitment providing for such investment, and is issued by a corporation the outstanding senior long-term debt obligations of which are then rated by each Rating Agency in one of its two highest long-term unsecured rating categories, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to any Class of Certificates by any Rating Agency but in no event less than the initial rating of the Class [] Certificates;

     (f) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in one of the two highest rating levels available to such issuers by each Rating Agency at the time of such investment, provided that any such agreement must by its term provide that it is terminable by the purchaser without penalty in the event any such rating is at any time lower than such level;

     (g) repurchase obligations with respect to any security described in clause
(a) or (b) above entered into with a depository institution or trust company (acting as principal) meeting the rating standards described in (c) above;

     (h) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and rated by each Rating Agency in one of its two highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any such corporation will not be Permitted Investments to the extent that investment therein would cause the outstanding principal amount of securities issued by such corporation that are then held as part of the Certificate Account or the Distribution Account to exceed 20% of the aggregate principal amount of all Permitted Investments then held in the Certificate Account and the Distribution Account;

     (i) units of taxable money market funds which funds have been rated by each Rating Agency in its highest rating category or which have been designated in writing by each Rating Agency as Permitted Investments with respect to this definition;

     (j) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency as a permitted investment of funds backing securities having ratings equivalent to the initial rating of the Class A Certificates; and

     (k) such other obligations as are acceptable as Permitted Investment to each Rating Agency;

provided, however, that such instrument continues to qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) and that no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

     Person: Any individual, corporation, partnership, association, joint venture, bank, joint-stock company, trust, unincorporated organization or a government or any agency or political subdivision thereof.

     Plan Entity:  As defined in Section 5.2(d).

     Pool Distribution: On any Distribution Date, an amount equal to all previously undistributed Pool Receipts received by the Master Servicer and due after the Cut-off Date, or received prior to the Cut-off Date but due thereafter, and before the related Determination Date except:

     (a) amounts received on particular Mortgage Loans as late payments or other recoveries of principal or interest (including Liquidation Proceeds and insurance proceeds) and respecting which the Master Servicer previously made an unreimbursed Advance of such amounts;

     (b) amounts representing reimbursement for Nonrecoverable Advances and amounts representing reimbursement for certain losses and expenses incurred by the Master Servicer and described herein;

     (c) that portion of each Mortgagor payment of interest on a particular Mortgage Loan in excess of interest at the Mortgage Pass-Through Rate on the Principal Balance of such Mortgage Loan outstanding during the period for which such payment was received, as adjusted as provided in Section 4.6 herein respecting Principal Prepayments;

     (d) all amounts representing scheduled payments of principal and interest due after the immediately preceding Installment Due Date;

     (e) all Principal Prepayments (including Liquidation Proceeds and Repurchase Proceeds) with respect to Mortgage Loans received after the related Prepayment Period and all related payments of interest representing interest for any period of time after the last day of the related Prepayment Period for such Mortgage Loans;

     (f) where permitted by this Agreement, that portion of Liquidation Proceeds which represents unpaid Administration Fees to which the Master Servicer is entitled; and

     (g) any other amounts not included in the Pool Distribution in accordance with this Agreement.

     Pool Principal Balance: As to any Distribution Date, the aggregate of the Principal Balances of the Mortgage Loans outstanding on such Distribution Date before giving effect to any distributions made on such date. A foreclosed Mortgage Loan is deemed to be outstanding for purposes of this definition until it becomes a Liquidated Mortgage Loan and a Mortgage Loan which is prepaid in full is deemed to be outstanding until the amount of the prepayment is distributed to Certificateholders.

     Pool Receipts: As of any Determination Date, all payments or other receipts on account of principal and interest on the Mortgage Loans or property acquired in respect thereof due after the Cut-off Date, including, but not limited to, Advances and Principal Prepayments, if any, but excluding amounts in respect of the Retained Yield.

     Prepayment Period: With respect to any Distribution Date, the month preceding the month in which such Distribution Date occurs.

     Prepayment Premium: With respect to any Mortgage Loan, any premium, fee, charge or penalty paid by the related Borrower in connection with any Principal Prepayment.

     Principal Balance: At the time of any determination, the principal balance of a Mortgage Loan remaining to be paid at the close of business on the Cut-off Date (after deduction of all principal payments due on or before the Cut-off Date whether or not paid), reduced by all amounts distributed to Certificateholders and allocable to principal of such Mortgage Loan, including Advances made with respect to such Mortgage Loan and Realized Losses incurred with respect thereto, and increased by any Deferred Interest added thereto.

     Principal Prepayment: Any Mortgagor payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled due date and not accompanied by an amount representing scheduled interest for the full month during which such prepayment is received (unless paid on the last day of the month) or any month thereafter, including, without limitation, principal prepayments in part, principal prepayments in full, scheduled principal balances of Mortgage Loans liquidated due to default, casualty, condemnation and the like, Repurchase Proceeds, insurance proceeds and other unscheduled recoveries of principal on Mortgage Loans during the related Prepayment Period, but excluding that portion of any prepayment received from the Mortgagor which constitutes the principal component of any Monthly Payment currently due at the time of the receipt of such prepayment.

     Rate Adjustment Date: As to any Mortgage Loan, the date specified in the related Mortgage Note as the date on which the Mortgage Interest Rate is subject to adjustment based on a change in the related Index.

     Rating Agency: [Moody's] [S&P] [Fitch] [Duff] and any other nationally recognized statistical rating organization that has rated the Class A Certificates at the request of the Depositor, or each of such organizations if more than one.

     Realized Loss: With respect to any Mortgage Loan other than a Repurchased Mortgage Loan or a Mortgage Loan subject to a Bankruptcy Loss, the Principal Balance of such Mortgage Loan and accrued interest thereon remaining unpaid at the time such Mortgage Loan becomes a Liquidated Mortgage Loan after the application of any Liquidation Proceeds net of Liquidation Expenses against such Principal Balance and accrued interest; with respect to a Mortgage Loan subject to a Bankruptcy Loss, if the Mortgage Loan becomes subject to a Debt Service Reduction, an amount equal to the Imputed Principal Balance Decline related to such Debt Service Reduction or the Deficient Valuation, otherwise, and, in each case, the accrued interest thereon remaining unpaid at the time such Mortgage Loan becomes subject to a Bankruptcy Loss. The Principal Balance of each Mortgage Loan shall be reduced, but not more than once for the same amount of Realized Loss, by the amount of any Realized Loss on such Mortgage Loan. For purposes of this definition, acquisition of a Mortgaged Property by the Trust Fund shall not constitute final liquidation of the related Mortgage Loan. The Master Servicer shall advise the Trustee in an Officer's Certificate of the amount of any Realized Loss and the particulars of the related final liquidation or adjustment on account of a Bankruptcy Loss on a Mortgage Loan by Mortgage Loan basis. Realized Losses incurred during any Prepayment Period shall be applied to reduce the Pool Principal Balance applicable to the related Distribution Date.

     Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

     Redirected Distribution Amount: As to any Distribution Date, prior to giving effect to any amounts distributable to Class B Certificateholders on such Distribution Date, with respect to which the Class B Principal Balance is less than or equal to the Minimum Required Class B Principal Balance, the Redirected Distribution Amount shall be equal to the amount otherwise distributable to holders of the Class B Certificates as Class B Distribution on such Distribution Date in excess of the sum of clauses (y)(i) and (y)(ii) under the definition of Class B Distribution for such Distribution Date. As to any Distribution Date with respect to which the Class B Principal Balance is greater than the Minimum Required Class B Principal Balance, the Redirected Distribution Amount shall be an amount equal to the excess, if any, of (A) the amount, if any, otherwise distributable to holders of the Class B Certificates on such Distribution Date in excess of the sum of clauses (y)(i) and (y)(ii) under the definition of the Class B Distribution for such Distribution Date, over (B) the amount of the difference between the Class B Principal Balance on such Distribution Date and the Minimum Required Class B Principal Balance.

     Regular Interest:  As defined in Section 2.4.

     [REMIC: A real estate mortgage investment conduit, as such term is defined in the Code.]

     [REMIC Provisions: Section 860A through 860G of the Code, related Code provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time and analogous provisions in any applicable jurisdiction.]

     REO Property: A Mortgaged Property, title to which has been acquired by the Master Servicer on behalf of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise.

     Repurchase Price: With respect to any Mortgage Loan to be purchased or repurchased pursuant to Section 2.2 or Section 2.3, or any Defaulted Mortgage Loan or any Mortgage Loan related to an REO Property to be sold or repurchased pursuant to Section 3.15, an amount, calculated by the Master Servicer, equal to:

     (a) the unpaid principal balance of such Mortgage Loan as of the Due Date as to which a payment was last made by the Mortgagor; plus

     (b) unpaid accrued interest from the Due Date as to which interest was last paid by the Mortgagor up to the Due Date in the month following the month in which the purchase or repurchase occurred at a rate equal to the Mortgage Interest Rate applicable from time to time on the unpaid principal balance of such Mortgage Loan; plus

     [(c) any unpaid Administration Fees allocable to such Mortgage Loan; plus]

     (d) expenses reasonably incurred or to be incurred by the Master Servicer or the Trustee in respect of the breach or defect giving rise to the repurchase obligations, including any expenses arising out of the enforcement of the repurchase obligation.

     Repurchase Proceeds:  All proceeds of any Repurchased Mortgage Loans.

     Repurchased Mortgage Loan: Any Mortgage Loan or property acquired in respect thereof repurchased by the Depositor pursuant to Section 2.2 [, Section 3.6] or Section 2.3 or purchased by the Class R Certificateholder pursuant to
Section 9.1.

     [Reserve Fund: A separate account which shall be an Eligible Account established by the Depositor with an initial deposit of cash in the amount of $____________ which may be used by the Master Servicer to make Advances and to make any other distributions required hereby.]

     Residual Certificate: The Class R Certificate designated as the single class of "residual interest" pursuant to Section 2.4 and evidencing such rights and obligations as are set forth herein.

     Responsible Officer: When used with respect to the Trustee, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice-President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Master Servicer, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, any Vice-President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Controller and any Assistant Controller or any other officer of the Master Servicer customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Depositor, the Chairman or Vice-Chairman of the Board of Directors, the Chairman or Vice-Chairman of any executive committee of the Board of Directors, the President, any Vice-President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, or any other officer of the Depositor customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     [Retained Yield: As to each Mortgage Loan, the fixed amount of interest retained by the Depositor as identified on the Mortgage Loan Schedule, such amount being equal to the difference between the (i) Gross Margin for such Mortgage Loan and (ii) the sum of the Net Margin and the Administration Fee. The Retained Yield is not a part of the Trust Fund. Nothing in this Agreement shall prevent the Depositor from transferring the Retained Yield.]

     S&P:  Standard & Poor's Ratings Group, or any successor thereto.

     SAIF: Savings Association Insurance Fund administered by the FDIC, or any successor thereto.

     Securities Act:  The Securities Act of 1933, as amended.

     Series Year: Commencing with the Cut-Off Date, each year (seriatim in ascending chronological order) beginning on such date and ending on the date one calendar year following such date.

     Servicing Officer: Any individual involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee on the Closing Date by the Master Servicer in the form of an Officer's Certificate, as such list may from time to time be amended.

     Single Certificate: A Certificate that evidences the smallest permissible Denomination, such smallest Denomination being $__________ and integral multiples of $__________ with respect to the Class A Certificates and $__________ and integral multiples of $__________ in excess of $__________ with respect to the Class B Certificates. With respect to each class of Certificates, there may be one odd denomination Certificate.

     [Special Hazard Insurance Policy: An insurance policy issued by [name of Insurer] and maintained by the Master Servicer covering losses on Mortgaged Property that result from certain physical risks that are not otherwise insured against (including earthquakes and mudflows), substantially in the form of Exhibit F hereto.]

     Special Hazard Losses: Any Realized Loss incurred as a result of direct physical loss to a Mortgaged Property (including earthquakes, floods, tidal waves and related water damage, war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials, nuclear reaction and chemical reaction), exclusive of (i) any such loss covered by an insurance policy and (ii) any loss caused by or resulting from reasonable wear and tear.

     Special Hazard Loss Limit: As of each Anniversary, an aggregate amount equal to the greater of (i) [1%] of the aggregate outstanding Principal Balances of all Mortgage Loans on such Anniversary and (ii) the largest percentage obtained by dividing the aggregate outstanding Principal Balances on such Anniversary of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of [California] by the outstanding Principal Balance of all the Mortgage Loans on such Anniversary, multiplied by the aggregate outstanding Principal Balances of all Mortgage Loans on such Anniversary.

     Special Servicer: ___________, or any sucessor special servicer appointed pursuant to the Special Servicing Agreement.

     Special Servicing Agreement: The agreement dated as of __________ entered into between ____________ and ___________.

     Substitute Mortgage Loan: A Mortgage Loan which is substituted for a Repurchased Mortgage Loan pursuant to Section 2.2 or 2.3.

     Tax Matters Person: The Person designated as the "tax matters person" of the Trust Fund pursuant to Section 4.8 of this Agreement, [in the manner provided under Treasury regulation section 1.860F-4(d) and temporary Treasury regulation section 301.6231(a)(7)-1T, which Person shall hold a 0.001% Percentage Interest (the "Tax Matters Person Residual Interest") in the Class R Certificates].

     Trust Fund: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (exclusive of the Retained Yield, if any, for each such Mortgage Loan), such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Pre-Funding Account, the insurance policies, if any, relating to each Mortgage Loan and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

     Trustee: _______________, a [national banking association], or any successor trustee appointed as herein provided.

     All references to the origination date or original date in the Mortgage Loan Schedule with respect to a Mortgage Loan shall refer to the date upon which the related Mortgage Note was originated or modified, whichever is later.


                                  ARTICLE II

                           CONVEYANCE OF TRUST FUND;
                       ORIGINAL ISSUANCE OF CERTIFICATES

     Section 2.1. Conveyance of Trust Fund. The Depositor, concurrently with the execution and delivery hereof, does hereby irrevocably sell, convey and assign to the Trustee for the benefit of the Certificateholders without recourse all the right, title and interest of the Depositor in and to the Trust Fund, including all interest and principal received by the Depositor with respect to the Mortgage Loans after the Cut-off Date (and including without limitation scheduled payments of principal and interest due after the Cut-off Date but received by the Depositor on or before the Cut-off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date). The Depositor, at its own expense, shall file or cause to be filed protective Form UCC-1 financing statements with respect to the Mortgage Loans in the State of ______________ or other applicable jurisdiction, listing itself as "Debtor" under such financing statement and listing the Trustee, for the benefit of the Certificateholders, as "Secured Party" under such financing statement.

     In connection with such assignment, the Depositor does hereby deliver to, and deposit with, the Trustee for the benefit of the Certificateholders the following documents or instruments with respect to each Mortgage Loan so assigned [unless otherwise in compliance with MERS]:

     (i) the original Mortgage Note, endorsed (which endorsement may be by facsimile or signature stamp) without recourse to the order of the Trustee for the benefit of the

     Certificateholders in the following form: "Pay to the order of _______________________________ as Trustee (for the Benefit of the
     Certificateholders) under the Pooling and Servicing Agreement dated as of ____________, 199_ for ABN AMRO Mortgage Corporation Mortgage Pass-Through Certificates, Series 199_-_, without recourse";

          (ii) a recorded assignment to the Trustee for the benefit of the Certificateholders of the Mortgage, except that no such assignment shall be required to be recorded with respect to any Mortgage Loan secured by Mortgaged Property located in any state in which, as evidenced by an Opinion of Counsel, who is Independent and admitted to practice law in the state in which such Mortgaged Property is located, which opinion shall be acceptable to the Trustee, to the effect that such recording is not required to protect the Trustee's interest in the Mortgage Loan against any other transferee or creditor of the Depositor. If permitted by law, assignments, whether or not recorded, may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties in the same county, in which case one original assignment will be delivered for each county for which there is a blanket assignment and copies of such assignments will be in each applicable Mortgage File and delivered at the time of delivery of such Mortgages;

          (iii) the original Mortgage with evidence of recording indicated thereon, unless it is the custom of the relevant recording office to retain the original Mortgage on record, in which case a copy of such Mortgage certified by the recording office as a true copy shall be delivered;

          (iv) originals of all assumption, modification and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage or Mortgage Note have been assumed as noted in the Mortgage Loan Schedule;

          (v) either the original title insurance policy or an Officer's Certificate to the effect that a lender's title insurance policy [with a negative amortization rider] was issued on the date of the origination of each Mortgage Loan identified in the Mortgage Loan Schedule and each such policy is in full force and effect; and

          (vi) the paid commitment and the first lien letter.

If the Depositor cannot deliver the original Mortgage with evidence of recording thereon concurrently with the execution and delivery of this Agreement because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation, the Depositor shall deliver to the Trustee an Officer's Certificate, with a photocopy of such Mortgage attached thereto, stating that such original Mortgage has been delivered to the appropriate public recording official for recordation. The Depositor shall promptly deliver to the Trustee such original Mortgage with evidence of recording indicated thereon upon receipt thereof from the public recording official.

     The Depositor shall, at its own expense, promptly record or cause to be recorded in the appropriate public real property or other records each assignment referred to in Section 2.1(ii), unless the Depositor delivers to the Trustee an Independent opinion of counsel admitted to practice law in the state in which such Mortgaged Property is located to the effect that such recordation is not necessary to secure the interest in the related Mortgaged Properties against any other transferee or creditor of the Depositor, in which case such assignments shall be delivered to the Trustee for the benefit of the Certificateholders in recordable form. If the Depositor cannot deliver the original assignment concurrently with the execution and delivery of this Agreement solely because it is in the process of being prepared and recorded or because of a delay caused by the public recording office where such original assignment has been delivered for recordation, the Depositor shall deliver a blanket Officer's Certificate covering all such assignments stating that such original assignment is in the process of being prepared and recorded or it has been delivered to the appropriate public recording official for recordation and a photocopy of such assignment. Any such original recorded assignment shall be delivered to the Trustee within 180 days following the execution of this Agreement.

     If the Depositor cannot deliver the original title insurance policy concurrently with the execution and delivery of this Agreement, the Depositor shall, promptly deliver each such original title insurance policy as soon as such policy becomes available but in no event later than 120 days following the execution of this Agreement.

     All rights arising out of Mortgage Loans including, without limitation, all funds received on or in connection with a Mortgage Loan shall be held by the Depositor in trust for the benefit of the Certificateholders. The Depositor shall maintain a complete set of books and records for each Mortgage Loan which shall be clearly marked to reflect the ownership of each Mortgage Loan by the Certificateholders.

     It is the express intent of this Agreement that the conveyance of the Mortgage Loans by the Depositor to the Trustee as provided in this Section 2.1 be, and be construed as, a sale of the Mortgage Loans by the Depositor to the Trustee and that the sale of the Certificates to the Certificateholders, if they are sold, be, and be construed as, a sale of a 100% interest in the Mortgage Loans and the Trust Fund to such Certificateholders. It is, further, not the intention of this Agreement that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of this Agreement, the Mortgage Loans are held to be property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, then (a) this Agreement shall also be deemed to be a security agreement within the meaning of Divisions 8 and 9 of the [applicable] Uniform Commercial Code; (b) the conveyance provided for in this Section 2.1 shall be deemed to be a grant by the Depositor to the Trustee for the benefit of the Certificateholders of a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Certificate Account or the Distribution Account, whether in the form of cash, instruments, securities or other property; (c) the possession by the Trustee or any Custodian of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "in possession by the secured party" for purposes of perfecting the security interest pursuant to
Section 9-305 of the [applicable] Uniform Commercial Code; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the benefit of the Certificateholders for the purpose of perfecting such security interest under applicable law (except that nothing in this clause (d) shall cause any person to be deemed to be an agent of the Trustee for any purpose other than for perfection of such security interest unless, and then only to the extent, expressly appointed and authorized by the Trustee in writing). The Depositor and the Trustee, upon directions from the Depositor, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.

     The Trustee is authorized to appoint any bank or trust company approved by the Depositor as Custodian of the documents or instruments referred to under (i) through (v) above, and to enter into a Custodial Agreement for such purpose and any documents delivered thereunder shall be delivered to the Custodian and any Officer's Certificates delivered with respect thereto shall be delivered to the Trustee and the Custodian.

     Section 2.2. Acceptance by Trustee. The Trustee acknowledges, subject to the provisions of Section 2.1 and to any document exceptions reported pursuant to the Trustee's reviews as described below, receipt of the Mortgage Notes, the Mortgages, the assignments and the Officer's Certificates referred to in Section 2.1, above, and declares that it holds and will hold such documents and the other documents constituting a part of the Mortgage Files delivered to it as Trustee in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee acknowledges that, as of the date of the execution of this Agreement, the Mortgage Files have been delivered to the Trustee and the Trustee has conducted a preliminary review of the Mortgage Files. The Trustee further acknowledges that such review included a review of the Mortgage Notes to determine that the appropriate Mortgage Notes have been delivered and properly endorsed, that the related Mortgages and assignments thereof have been delivered and that the related original title insurance policies, if available, have been delivered. In connection with such review, the Trustee shall have delivered an exceptions report indicating any discrepancies relating to such review. In addition, the Trustee agrees, for the benefit of Certificateholders, to review each Mortgage File within 45 days, or with respect to assignments which must be recorded, within 180 days, after execution of this Agreement to ascertain that all required documents set forth in items (i)-(iii), (v) and, to the extent delivered to the Trustee, item (iv) of Section 2.1 have been executed and received, and that such documents relate to the Mortgage Loans identified in Exhibit D annexed hereto, and in so doing the Trustee may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. The Trustee shall have no duty to verify or determine whether any Mortgage File should contain documents described in Section 2.1(iv). The Trustee shall be under no duty to make any independent examination of any documents contained in each Mortgage File beyond the review specifically required herein. The Trustee makes no representations as to (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan. If at the conclusion of such 45-day period or 180-day period the Trustee finds any document constituting a part of a Mortgage File not to have been executed or received or to be unrelated to the Mortgage Loans identified in said Exhibit D (each such finding, a "material defect"), the Trustee shall promptly notify the Depositor, which shall have a period of 90 days after such notice within which to correct or cure any such material defect; provided, however, that if the Trustee shall not have received a document by reason of the fact that such document shall not have been returned by the appropriate recording office then the Depositor shall have until a date one year later from the Cut-Off Date to correct or cure such defect. The Depositor hereby covenants and agrees that, if any such material defect as defined above is not corrected or cured, the Depositor will, not later than 90 days in the case of repurchase referred to below or not later than 75 days in the case of a substitution referred to below after the Trustee's notice to it respecting such defect either (i) repurchase the related Mortgage Loan at a price equal to 100% of the Principal Balance of such Mortgage Loan (or any property acquired in respect thereof) plus accrued interest on such Principal Balance at the Mortgage Pass-Through Rate to the next scheduled Installment Due Date of such Mortgage Loan, less any Nonrecoverable Advances made with respect to any such Mortgage Loan or (ii) substitute for any Mortgage Loan; provided, however that if the Principal Balance of the original Mortgage Loan exceeds the principal balance of the Substitute Mortgage Loan, an amount equal to that difference shall be deposited by the Depositor in the Certificate Account; [(provided, further, however that no such substitution may occur after 90 days of the Closing Date unless the Trustee shall have received from the Depositor an Opinion of Counsel to the effect that the Mortgage Loan to be replaced is "defective" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and within the meaning of the [applicable REMIC Provisions of any State] and other applicable jurisdictions),] to which such material defect relates a different mortgage loan (a "Substitute Mortgage Loan") maturing no later than and not more than two years earlier than the Mortgage Loan being substituted for and having a principal balance equal to or less than and a Mortgage Interest Rate equal to or greater than the Mortgage Interest Rate of the Mortgage Loan being substituted for, the same Index, Gross Margin, Payment Cap, Maximum and Minimum Rates as the Mortgage Loan being substituted for, a Loan-to-Value Ratio equal to or less than the Loan-to-Value Ratio of the Mortgage Loan being substituted for and otherwise having such characteristics so that the representations and warranties of the Depositor set forth in Section
2.3 hereof would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. Monthly Payments due with respect to Substitute Mortgage Loans in the month of substitution are not a part of the Trust Fund and will be retained by the Master Servicer. The Depositor shall notify the Rating Agency of any such substitution. For the month of substitution, distributions to Certificateholders will include the Monthly Payment due on the Mortgage Loan being substituted for in such month. The purchase price for the Repurchased Mortgage Loan or property shall be deposited by the Depositor in the Certificate Account and in the case of a Substitute Mortgage Loan, the Mortgage File relating thereto shall be delivered to the Trustee or the Custodian. Upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer or the new Mortgage File, as the case may be, and an Officer's Certificate that such repurchase or substitution is in accordance with this Agreement, the Trustee shall release or cause to be released to the Depositor the related Mortgage File for the Mortgage Loan being repurchased or substituted for, as the case may be and shall execute and deliver or cause to be executed and delivered such instrument of transfer or assignment presented to it by the Depositor, in each case without recourse, as shall be necessary to transfer to the Depositor the Trustee's interest in such original or repurchased Mortgage Loan or property and the Trustee shall have no further responsibility with regard to such files. It is understood and agreed that the obligation of the Depositor to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to Certificateholders or the Trustee on behalf of Certificateholders, but such obligation shall survive termination of this Agreement. Neither the Trustee nor the Custodian shall be responsible for determining whether any assignment or mortgage delivered pursuant to Section 2.1(ii) is in recordable form or, if recorded, has been properly recorded.

   Section 2.3. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Trustee:

          (i) that the information set forth in the Mortgage Loan Schedule appearing as an exhibit to this Agreement is true and correct in all material respects at the date or dates respecting which such information is furnished as specified therein;

          (ii) that the information relating to the Mortgage Loans set forth in the Prospectus, Prospectus Supplement and the [Form 8-A] filed pursuant to the Securities Exchange Act of 1934 relating to offering of the Certificates is true and correct in all material respects at the date or dates respecting which such information is furnished as specified therein;

          (iii) that as of the date of the transfer of the Mortgage Loans to the Trustee, the Depositor is the sole owner and holder of each Mortgage Loan free and clear of all liens, pledges, charges or security interests of any nature and has full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same;

          (iv) that as of the date of initial issuance of the Certificates, no payment of principal of or interest on or in respect of any Mortgage Loan is [89] days or more past due from the Due Date of such Mortgage Loan;

          (v) that to the best of the Depositor's knowledge, as of the date of the transfer of the Mortgage Loans to the Trustee, there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage;

          (vi) that as of the date of the initial issuance of the Certificates, there is, to the best of the Depositor's knowledge, no proceeding pending or threatened for the total or partial condemnation of any of the Mortgaged Property and the Mortgaged Property is free of material damage and is in good repair and neither the Mortgaged Property nor any improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

          (vii) that each Mortgage Loan complies in all material respects with applicable state or federal laws, regulations and other requirements, pertaining to usury, equal credit opportunity and disclosure laws, and each Mortgage Loan was not usurious at the time of origination;

          (viii) that to the best of the Depositor's knowledge, as of the date of the initial issuance of the Certificates, all taxes, governmental assessments and insurance premiums previously due and owing with respect to the Mortgaged Property have been paid;

          (ix) that each Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage; and each Mortgage Note and Mortgage have been duly and properly executed by the Mortgagor;

          (x) that each Mortgage is a valid and enforceable first lien on the property securing the related Mortgage Note, and that each Mortgage Loan is covered by an ALTA mortgagee title insurance policy or other form of policy or insurance generally acceptable to FNMA or FHLMC, issued by, and is a valid and binding obligation of, a title insurer acceptable to FNMA or FHLMC insuring the originator, its successor and assigns, as to the lien of the Mortgage in the original principal amount of the Mortgage Loan subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan and (c) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage;

          (xi) that as of the initial issuance of the Certificates, neither the Depositor nor any prior holder of any Mortgage has, except as the Mortgage File may reflect, modified the Mortgage in any material respect; satisfied, cancelled or subordinated such Mortgage in whole or in part; released such Mortgaged Property in whole or in part from the lien of the Mortgage; or executed any instrument of release, cancellation, modification or satisfaction;

          (xii) that each Mortgaged Property consists of a fee simple estate, a leasehold estate condominium form of ownership in real property or a share interest in a cooperative corporation in the case of a Co-op Loan;

          [(xiii) no more than __% of the Mortgage Loans consist of [Mortgage Loans with [Limited Mortgage Documentation];]

          [(xiv) no more than __% of the Mortgage Loans consist of [Buy-down Mortgage Loans];]

          [(xv) no more than __% of the Mortgage Loans consist of Mortgage Loans that accrue Deferred Interest;]

          (xvi) the condominium projects that include the condominiums that are the subject of any condominium loan or Co-op Loan are generally acceptable to FNMA or FHLMC;

          (xvii) no foreclosure action is threatened or has been commenced (except for the filing of any notice of default) with respect to the Mortgage Loan; and except for payment delinquencies not in excess of [__] days, to the best of the Depositor's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the Depositor has not waived any default, breach, violation or event of acceleration;

          (xviii) each Mortgage Loan which can be converted from an adjustable rate Mortgage Loan to a fixed rate Mortgage Loan gives the Mortgagor the right at one or more times during the term of such Mortgage Loan to elect to convert from one interest rate to another. In the event of a conversion, the new rate of interest is determined pursuant to the terms of the Mortgage Loan itself, which terms are intended to approximate a market rate of interest for newly originated mortgages at the time of conversion;

          (xix) that each Mortgage Loan is in one of the forms contained in Exhibit E and each provision of the Mortgage Note, including, without limitation, the interest rate and payment amount adjustments of the Mortgage Note, are in conformity with and are being serviced in conformity with Exhibit E;

          (xx) that based upon a representation by each Mortgagor at the time of origination or assumption of the applicable Mortgage Loan, ____% of the Mortgage Loans measured by Principal Balance were to be secured by a primary, owner-occupied residence and no more than ____% of the Mortgage Loans measured by Principal Balance secured by non-owner-occupied residences;

          (xxi) that an appraisal of each Mortgaged Property was conducted at the time of origination of the related Mortgage Loan, and that each such appraisal was conducted in accordance with FNMA or FHLMC criteria, on FNMA or FHLMC forms and comparables on at least three properties were obtained;

          (xxii) that no Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 125%;

          (xxiii) the Mortgage Loans were not selected in a manner to adversely affect the interests of the Certificateholders and the Depositor knows of no conditions which reasonably would cause it to expect any Mortgage Loan to become delinquent or otherwise lose value;

          (xxiv) each Mortgage Loan was either (A) originated directly by or closed in the name of either: (i) a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority or (ii) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or (B) originated or underwritten by an entity employing underwriting standards consistent with the underwriting standards of an institution as described in subclause (A)(i) or (A)(ii) above;

          [(xxv) each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G of the Internal Revenue Code of 1986.]

     It is understood and agreed that the representations and warranties set forth in this Section 2.3 shall survive delivery of the respective Mortgage Files to the Trustee, or to a Custodian, as the case may be. Upon discovery by the Depositor, Master Servicer, the Trustee or any Custodian of a breach of any of the foregoing representations and warranties (referred to herein as a "breach"), without regard to any limitation set forth in such representation or warranty concerning the knowledge of the Depositor as to the facts stated therein, which breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the others and to the Rating Agency.

     Within 90 days of its discovery or its receipt [or the Mortgage Asset Seller's receipt] of notice of breach, the Depositor shall [or shall cause the Mortgage Asset Seller to] cure such breach in all material respects or shall repurchase the Mortgage Loan or any property acquired in respect thereof from the Trustee at the repurchase price equal to 100% of the Principal Balance of such Mortgage Loan plus accrued interest on such Principal Balance at the Mortgage Interest Rate to the next scheduled Installment Due Date of such Mortgage Loan or remove such Mortgage Loan from the Trust Fund and substitute in its place a Substitute Mortgage Loan or Loans with the characteristics set forth in Section 2.2 above for Substitute Mortgage Loans, provided such substitution is effected not later than 90 days after the Closing Date (or not later than two years of the Closing Date [provided that the Trustee shall receive from the Depositor an Opinion of Counsel to the effect that the Mortgage Loan to be replaced is "defective" within the meaning of Section 860G(4)(B)(ii) of the Code and within the meaning of the [applicable REMIC Provisions of any State] and other applicable jurisdictions]). It is understood and agreed that the obligation of the Depositor to repurchase or substitute [or cause the

Mortgage Asset Seller to repurchase or substitute] any Mortgage Loan or property as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders, and such obligation shall survive as the obligation of ABN AMRO Mortgage Corporation or its successors.

     [Section 2.4. Authentication and Delivery of Certificates; Designation of Certificates as REMIC Regular and Residual Interests.

     (a) The Trustee acknowledges the transfer to the extent provided herein and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has caused to be authenticated and delivered to or upon the order of the Depositor, in exchange for the Trust Fund, Certificates evidencing the entire ownership of the Trust Fund.

     (b) The Depositor hereby designates the Class A and Class B Certificates as "regular interests" in a REMIC within the meaning of Section 860G(a)(1) of the Code, and designates the Class R Certificate as the single class of "residual interest" within the meaning of Section 860G(a)(2) of the Code.]

     [Section 2.5. Designation of Startup Day. The Closing Date is hereby designated as the "startup day" of the REMIC within the meaning of Section 860G(a)(9) of the Code.]

     [Section 2.6. No Contributions. The Trustee shall not accept or make any contribution of cash to the Trust Fund after 90 days of the Closing Date, and shall not accept or make any contribution of other assets to the Trust Fund unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund will not cause the Trust Fund to fail to qualify as a REMIC at any time that any Class A or Class B Certificates are outstanding or subject the Trust Fund to any tax on contributions to the REMIC under Section 860G(d) of the Code or under the [applicable REMIC Provisions of any State] or other applicable jurisdiction.]

     Section 2.7. Representations and Warranties of the Master Servicer. The Master Servicer hereby represents, warrants and covenants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this
Agreement:

     (a) the Master Servicer is a corporation duly formed and validly existing under the laws of the State of Illinois;

     (b) the execution and delivery of this Agreement by the Master Servicer and its performance of and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

     (c) this Agreement, assuming due authorization, execution and delivery by the Trustee and the Depositor, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

     (d) the Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any Federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

     (e) no litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement; and

     (f) as long as the Master Servicer has any obligations to service the Mortgage Loans hereunder (and it has not assigned such obligations pursuant to Section 3.1(c)), it shall be a FNMA or a FHLMC-qualified servicer.

     It is understood and agreed that the representations and warranties set forth in this Section 2.7 shall survive delivery of the respective Mortgage Files to the Trustee, or to a Custodian, as the case may be.


                                  ARTICLE III

                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

     Section 3.1. [Master Servicer to Act as Servicer and Tax Matters Person; Administration of the Mortgage Loans.]

     (a) The Master Servicer shall service and administer the Mortgage Loans on behalf of the Trust Fund solely in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer in its reasonable judgment) and the Trustee (as trustee for Certificateholders) in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans for other portfolios, giving due consideration to customary and usual standards of practice of prudent institutional residential mortgage lenders and loan servicers, and taking into account its other obligations hereunder, but without regard to:

          (i) any relationship that the Master Servicer, any sub-servicer or any Affiliate of the Master Servicer or any sub-servicer may have with the related Mortgagor;

          (ii) the ownership of any Certificate by the Master Servicer or any Affiliate of the Master Servicer;

          (iii) the Master Servicer's or any sub-servicer's right to receive compensation for its services hereunder or with respect to any particular transaction; or

          (iv) the ownership, or servicing or management for others, by the Master Servicer or any sub-servicer, of any other mortgage loans or property.

     To the extent consistent with the foregoing and subject to any express limitations set forth in this Agreement, the Master Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Master Servicer of the collectability of the Mortgage Loans. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Master Servicer, as an independent contractor, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone or through one or more subservicers or agents (subject to paragraph
(c) of this Section 3.1), to do any and all things in connection with such servicing and administration which it may deem necessary or desirable for the purpose of conserving the assets of the Trust. Without limiting the generality of the foregoing, the Master Servicer shall and is hereby authorized and empowered by the Trustee to continue to execute and deliver, on behalf of itself, the Certificateholders and the Trustee or any of them, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien on each Mortgaged Property and related collateral; and modifications, waivers, consents or amendments to or with respect to any documents contained in the related Mortgage File; and any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the related Mortgaged Properties. [Notwithstanding the foregoing, the Master Servicer shall not modify, amend, waive or otherwise consent to the change of the terms of any of the Mortgage Loans (including without limitation extending the stated maturity date of any Mortgage Loan or forgiving principal of or interest on any Mortgage Loan), except as permitted by Section 3.2 hereof. The Master Servicer shall service and administer the Mortgage Loans in accordance with applicable law and shall provide to the Mortgagors any reports required to be provided to them thereby.] To enable the Master Servicer to carry out its servicing and administrative duties hereunder, upon the Master Servicer's written request accompanied by the forms of any documents requested, the Trustee shall execute and deliver to the Master Servicer any powers of attorney and other documents necessary or appropriate and the Trustee shall not be responsible for releasing such powers of attorney. The Trustee shall not be responsible for, and the Master Servicer shall indemnify the Trustee for, any action taken by the Master Servicer pursuant to the application of any such power of attorney. The relationship of the Master Servicer (and of any successor thereto) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

     [(b) The Master Servicer, Trustee and Depositor, intend that the Trust Fund formed hereunder shall constitute, and that the affairs of the Trust Fund shall be conducted so as to qualify it as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. The Master Servicer is hereby appointed as the initial "tax matters person" pursuant to
Section 4.8. In furtherance of such intention, and subject to Section 4.8, the Master Servicer covenants and agrees that it shall act as attorney-in-fact and agent for any person that is the "tax matters person" within the meaning of
Section 6231(a)(7) of the Code (and, subject to Section 4.8 hereof, the Master Servicer is hereby appointed to act as the initial tax matters person) on behalf of the Trust Fund and that in such capacity it shall: (a) prepare and file, or cause to be prepared and filed, a federal tax return (as well as any other federal and state information and other returns) using a calendar year as the taxable year for the Trust Fund when and as required by the REMIC Provisions;
(b) make (or cause to be made) an election, on behalf of the Trust Fund, to be treated as a REMIC on the Federal tax return and any applicable state or local returns of the Trust Fund for its first taxable year, in accordance with the REMIC Provisions; (c) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders all information reports as and when required to be provided to them in accordance with the

REMIC Provisions; (d) conduct the affairs of the Trust Fund at all times that any Class A or Class B Certificates are outstanding so as to maintain the status thereof as a REMIC under the REMIC Provisions; and (e) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the Trust Fund.]

     (c) The Master Servicer may enter into sub-servicing agreements with third parties with respect to any of its respective obligations hereunder, provided that (1) any such agreement shall be consistent with the provisions of this Agreement and (2) no sub-servicer retained by the Master Servicer shall grant any modification, waiver or amendment to any Mortgage Loan without the approval of the Master Servicer. Any such sub-servicing agreement may permit the sub-servicer to delegate its duties to agents or subcontractors so long as the related agreements or arrangements with such agents or subcontractors are consistent with the provisions of this Section 3.1(c).

     Any sub-servicing agreement entered into by the Master Servicer with a Person other than the Depositor shall provide that it may be assumed or terminated by the Trustee if the Trustee has assumed the duties of the Master Servicer [or any Back-up Servicer], without cost or obligation to the assuming or terminating party or the Trust Fund, upon the assumption by such party of the obligations of the Master Servicer pursuant to Section 7.5.

     Any sub-servicing agreement, and any other transactions or services relating to the Mortgage Loans involving a sub-servicer, including (if applicable) the Depositor in its capacity as sub-servicer under a sub-servicing agreement and not in its capacity as a party to this Agreement, shall be deemed to be between the Master Servicer and such sub-servicer (including the Depositor) alone, and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the sub-servicer, except as set forth in Section 3.1(d).

     [(d) If the Back-Up Servicer assumes the obligations of the Master Servicer in accordance with Section 3.14, such Back-Up Servicer, to the extent necessary to permit such Back-Up Servicer to carry out the provisions of Section 7.5, shall, without act or deed on the part of the Trustee or such Back-Up Servicer, succeed to all of the rights and obligations of the Master Servicer under any sub-servicing agreement entered into pursuant to Section 3.1(c). In such event, the Trustee or the Back-Up Servicer shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to such sub-servicing agreement to the same extent as if such sub-servicing agreement had been assigned to the Trustee or such

Back-Up Servicer, except that the Master Servicer shall not thereby be relieved of any liability or obligations under such sub-servicing agreement.

     In the event that the Trustee or any Back-Up Servicer assumes the servicing obligations of the Master Servicer, upon request of the Trustee or such Back-Up Servicer, the Master Servicer shall at its own expense deliver to the Trustee or such Back-Up Servicer (as the case may be) all documents and records relating to any sub-servicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it, if any, and will otherwise use its best efforts to effect the orderly and efficient transfer of any sub-servicing agreement to the Trustee or the Back-Up Servicer.]

     (e) Costs incurred by the Master Servicer in effectuating the timely payment of taxes and assessments on the Mortgaged Property securing a Mortgage Note shall be recoverable by the Master Servicer pursuant to Section 3.3. The Master Servicer shall ensure all such taxes and assessments are timely paid.

     The Master Servicer, as initial servicer, shall pay all of its costs and proven damages incurred with respect to or arising out of any allegation of impropriety in its servicing of the Mortgage Loans. Further, the Master Servicer shall not be entitled to reimbursement or indemnification from either the Trust Fund or the Certificateholders with respect to any such costs, claims and damages.

     (f) Notwithstanding any sub-servicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and any Person (including the Depositor) acting as sub-servicer (or its agents or subcontractors) or any reference to actions taken through any Person (including the Depositor) acting as sub-servicer or otherwise, the Master Servicer shall remain obligated and primarily liable to the Trustee and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreements or arrangements or by virtue of indemnification from the Depositor or any other Person acting as sub-servicer (or its agents or subcontractors) to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into an agreement with any sub-servicer providing for indemnification of the Master Servicer by such sub-servicer (including the Depositor), and nothing contained in this Agreement shall be deemed to limit or modify such indemnification, but no such agreement for indemnification shall be deemed to limit or modify this Agreement.

     Section 3.2. Collection of Certain Mortgage Loan Payments; Certificate Account.

     (a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to conventional mortgage loans it services for itself and any of its Affiliates, including providing reasonable advance notice to Mortgagors of Balloon Payments due if required by the Mortgage Note or by state law; provided, however, that the Master Servicer agrees not to permit any modification with respect to any Mortgage Loan that would change the manner in which the Mortgage Interest Rate is computed, forgive any principal or interest or change the term of such Mortgage Loan. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any assumption fee, late payment charge or other charge in connection with a Mortgage Loan, and (ii) arrange a schedule, running for no more than 180 days after the scheduled Installment Due Date for payment of any installment on any Mortgage Note, after the stated maturity date of any Balloon Payment or after the due date of any other payment due under the related Mortgage Note for the liquidation of delinquent items, provided that the Master Servicer shall continue to be obligated to make Advances in accordance with
Section 4.3 during the continuance of such period. [With respect to any Mortgage Loans which provide for the right of the holder thereof to call for early repayment thereof at times specified therein, neither the Trustee nor the Master Servicer shall exercise any such right, except that the Trustee shall exercise such right at the written direction of the Master Servicer set forth in an Officer's Certificate in connection with a default under the related Note.]

     (b) The Master Servicer shall establish and maintain a separate account as set forth in Article I (the "Certificate Account"), and shall on the Closing Date credit any amounts representing scheduled payments of principal and interest due after the Cut-off Date but received by the Master Servicer on or before the Closing Date, which may exclude the Retained Yield, and thereafter on a daily basis the following payments and collections received or made by it, which may exclude the Retained Yield (other than in respect of principal of and interest on the Mortgage Loans due on or before the Cut-off Date):

          (i) All Mortgagor payments on account of principal, including Principal Prepayments on the Mortgage Loans;

          (ii) All Mortgagor payments on account of interest on the Mortgage Loans, which may be net of that portion thereof which the Master Servicer is entitled to retain as Administration Fees pursuant to Section 3.9, as adjusted pursuant to Section 4.6;

          (iii) All Liquidation Proceeds net of any amounts specifically excluded under paragraph (f) in the definition of Pool Distribution;

          (iv) All proceeds received by the Master Servicer under any title, hazard or other insurance policy covering any Mortgage Loan or the related Mortgaged Property, other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures;

          (v)    All Advances made by the Master Servicer pursuant to Section
4.3;

          (vi)   All Repurchase Proceeds;

          (vii) any amounts required to be deposited pursuant to Section 3.2(c) in connection with net losses realized on Permitted Investments with respect to funds held in the Certificate Account;

          (viii) all income and gain realized from any investment of the funds in the Certificate Account in Permitted Investments; and

          (ix) All other amounts required to be deposited in the Certificate Account pursuant to this Agreement;
provided, however, with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by a Mortgagor or received as Liquidation Proceeds, insurance proceeds or otherwise) which is less than the full amount of interest due with respect to the related Mortgage Loan, the Master Servicer shall deduct therefrom, for the benefit of the Depositor who shall be paid the amount so deducted, as the Retained Yield only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Retained Yield in respect of the related Mortgage Loan bears to the Mortgage Interest Rate then borne by such Mortgage Loan during the period to which such payment is attributable.

     (c) The Master Servicer may invest the funds in the Certificate Account in Permitted Investments which shall mature not later than the second Business Day preceding the next Distribution Date unless the Certificate Account is maintained with the Trustee in which case they may mature one Business Day prior to the Distribution Date. The Permitted Investments may not be sold or disposed of prior to their maturity. All such Permitted Investments shall be made in the name of the Master Servicer (in its capacity as such) or its nominee. All income and gain realized from any such investment shall be for the benefit of the [Master Servicer], and shall be payable to the [Master Servicer]. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer, out of its own funds immediately as realized without right to reimbursement therefor.

     (d) The foregoing requirements for deposit in the Certificate Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of those described in the last paragraph of this Section 3.2 and payments in the nature of late payment charges, assumption fees [or Escrow Payments] need not be deposited by the Master Servicer in the Certificate Account. All funds deposited by the Master Servicer in the Certificate Account shall be held by it in trust in the Certificate Account until disbursed in accordance with Section 4.1 or withdrawn in accordance with Section 3.3; provided, however, that the Master Servicer shall withdraw such funds and deposit them in such manner as to not result in a downgrading or withdrawal of the rating then assigned to the Certificates by the Rating Agency. If the Master Servicer deposits in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account pursuant to Section 3.3(j) of this Agreement.

     Certain of the Mortgage Loans may provide for payment by the Mortgagor of amounts to be used for payment of taxes, assessments, hazard or other insurance premiums or comparable items for the account of the Mortgagor. The Master Servicer may deal with these amounts in accordance with its normal servicing procedures.

     Section 3.3. Permitted Withdrawals from the Certificate Account. The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes:

     (a) to reimburse itself for Advances made by it pursuant to Section 3.4 or 4.3, the Master Servicer's right to reimburse itself pursuant to this subclause
(a) being limited to amounts received on or in respect of particular Mortgage Loans [or REO Property] (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Mortgaged Properties [or REO Properties] which represent late recoveries of payments of principal and/or interest respecting which any such Advance was made) or to reimburse itself for Advances from funds in the Certificate Account held for future distribution or withdrawal, such funds to be replaced by the Master Servicer to the extent that funds in the Certificate Account on a future Distribution Date are less than the payment required to be made to the Certificateholders therefrom as of such future Distribution Date;

     (b) (i) to reimburse itself from Liquidation Proceeds for Liquidation Expenses, (ii) for amounts expended by it pursuant to Section 3.7 in good faith in connection with the restoration of damaged property and (iii) to the extent that Liquidation Proceeds after such reimbursement are in excess of the Principal Balance of the related Mortgage Loan together with accrued and unpaid interest thereon at the applicable Mortgage Pass-Through Rate to the date of such liquidation, net of any related Advances which were unreimbursed prior to the receipt of such Liquidation Proceeds, to pay to itself any unpaid Administration Fees, and any assumption fees, late payment charges or other Mortgage charges on the related Mortgage Loan;

     (c) to pay to itself from any Mortgagor payment as to interest or other recovery with respect to a particular Mortgage Loan, to the extent permitted by this Agreement, that portion of any payment as to interest in excess of interest at the applicable Mortgage Pass-Through Rate which the Master Servicer is entitled to retain as Administration Fees pursuant to Section 3.9 or otherwise;

     (d) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to Section 3.1 or 3.5 after the related Mortgagor has reimbursed the Trust Fund for such expenses or following liquidation of the related Mortgage Loan, or pursuant to Section 6.3; or

     (e) to pay to itself with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased pursuant to Section 2.2 or
2.3 or purchased by the Class R Certificateholder pursuant to Section 9.1 all amounts received thereon and not distributed as of the date on which the related Principal Balance is determined;

     (f)  to reimburse itself for any Nonrecoverable Advances;

     (g) to disburse to the Trustee in order that the Trustee may make payments to Certificateholders in the amounts and in the manner provided for in Section 4.1;

     (h) to pay the Master Servicer any net interest or other income earned and received on or investment income received with respect to funds in the Certificate Account;

     (i)  amounts in respect of the Retained Yield; and

     (j) to make payments to itself or others pursuant to any provision of this Agreement and to remove any amounts not required to be deposited therein and to clear and terminate the Certificate Account pursuant to Section 9.1.

     Since in connection with withdrawals pursuant to subclauses (a), (b), (c) and (e) the Master Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Master Servicer shall keep and maintain a separate accounting for each Mortgage Loan for the purpose of justifying any withdrawal from the Certificate Account pursuant to such subclauses.

     [Section 3.4. Taxes, Assessments and Similar Items. With respect to each Mortgage Loan, the Master Servicer shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments and other similar items that are or may become a lien on the related Mortgaged Property and the status of insurance premiums payable with respect thereto. The Master Servicer shall require that payments for taxes, assessments, insurance premiums and other similar items be made by the Mortgagor at the time they first become due. If a Mortgagor fails to make any such payment on a timely basis, the Master Servicer shall advance the amount of any shortfall unless the Master Servicer determines in its good faith judgment that such advance would not be ultimately recoverable from future payments and collections on the related Mortgage Loan (including without limitation Insurance Proceeds and Liquidation Proceeds), or otherwise. The Master Servicer shall be entitled to reimbursement of advances it makes pursuant to the preceding sentence, together with interest thereon at the rate of ___% per annum, from amounts received on or in respect of the related Mortgage Loan respecting which such advance was made or if such advance has become nonrecoverable, in either case to the extent permitted by
Section 3.3 of this Agreement. [No costs incurred by the Master Servicer in effecting the payment of taxes and assessments on the Mortgaged Properties shall, for the purpose of calculating distributions to Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.]

     Section 3.5. Maintenance of Insurance. The Master Servicer shall also cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the Principal Balance of such Mortgage Loan and (ii) the replacement value costs of improvements securing such Mortgage Loan. The Master Servicer shall cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount which is at least equal to the greater of (i) an amount not less than is necessary to avoid the application of any co-insurance clause contained in the related fire and hazard insurance policy and (ii) the replacement cost of the improvements which are a part of such property. The Master Servicer shall also cause to be maintained for each Mortgage Loan with a Loan-to-Value Ratio greater than 80% a primary mortgage insurance policy which will cover at least [75]% of the original fair market value of the related Mortgaged Property until such time as the principal balance of such Mortgage Loan is reduced to 80% of the current fair market value or otherwise in accordance with applicable law. The Master Servicer on behalf of the Trustee as Mortgagee shall maintain or cause the related Mortgagor to maintain for each Mortgage Loan such other insurance on the related Mortgaged Property as may be required by the terms of the related Mortgage Note. If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards the Master Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the full insurable value, (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, and (iii) the Principal Balance of the related Mortgage Loan. The Master Servicer shall also maintain fire and hazard insurance with extended coverage and, if applicable, flood insurance on property acquired upon foreclosure, or by deed in lieu of foreclosure, of any Mortgage Loan in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the principal balance owing on such Mortgage Loan at the time of such foreclosure or grant of deed in lieu of foreclosure plus accrued interest and related Liquidation Expenses. [If an REO Property was located at the time of origination of the related Mortgage Loan in a federally designated special flood hazard area, the Master Servicer will obtain flood insurance in respect thereof providing substantially the same coverage as described in the preceding sentence. If at any time during the term of this Agreement a recovery under a flood or fire and hazard insurance policy in respect of an REO Property is not available but would have been available if such insurance were maintained thereon in accordance with the standards applied to Mortgaged Properties described herein, the Master Servicer shall either (i) immediately deposit into the Certificate Account from its own funds the amount that would have been recovered or (ii) apply to the restoration and repair of the property from its own funds the amount that would have been recovered, if such application would be consistent with the servicing standard set forth in
Section 3.1.] It is understood and agreed that such insurance shall be with insurers approved by the Master Servicer and that no earthquake or other additional insurance is to be required of any Mortgagor, other than pursuant to such applicable laws and regulations or policies of the Master Servicer as shall at any time be in force and as shall require such additional insurance. Pursuant to Section 3.2, any amounts collected by the Master Servicer under any insurance policies maintained pursuant to this Section 3.5 (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited into the Certificate Account, subject to withdrawal pursuant to Section 3.3. Any cost incurred by the Master Servicer in maintaining any such insurance shall be recoverable by the Master Servicer pursuant to Section 3.3. In the event that the Master Servicer shall obtain and maintain a blanket policy issued by an insurer that qualifies under the guidelines set forth for the Master Servicer by FNMA or FHLMC, insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the unpaid principal balance on the Mortgage Loans without co-insurance and otherwise complies with all other requirements set forth in the first paragraph of this Section 3.5, it shall conclusively be deemed to have satisfied its obligation as set forth in such first paragraph, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related mortgaged or acquired property an insurance policy complying with the first paragraph of this Section
3.5 and there shall have been a loss which would have been covered by such a policy had it been maintained, be required to deposit from its own funds into the Certificate Account or apply to the restoration of the property the amount not otherwise payable under the blanket policy because of such deductible clause.

   The Master Servicer shall obtain and maintain at its own expense throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy with broad coverage with responsible companies covering the Master Servicer's officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under this Agreement. Any such fidelity bond and errors and omissions insurance shall provide an amount of coverage and will maintain such coverage at a level which will permit the Master Servicer to continue to be a FNMA or a FHLMC-qualified Servicer and shall protect and insure the Master Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. No provision of this Section 3.5 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Master Servicer from its duties and obligations as set forth in this Agreement.

     Section 3.6. Enforcement of Due-on-Sale Clauses; Assumption and Substitution Agreements. In any case in which property subject to a Mortgage is conveyed by the Mortgagor, the Master Servicer reserves the right to enforce any due-on-sale clause contained in the related Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any related insurance policy or result in legal action by the Mortgagor. Subject to the foregoing, the Master Servicer is authorized to take or enter into an assumption or substitution agreement from or with the Person to whom such property has been or is about to be conveyed. The Master Servicer is also authorized to release the original Mortgagor from liability upon the Mortgage Loan and substitute the new Mortgagor as obligor thereon. In connection with such assumption or substitution, the Master Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual and as it applies to mortgage loans owned solely by it or any of its Affiliates. The Master Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee the original copy of such assumption or substitution agreement, which copy shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such assumption or substitution agreement, the interest rate of the related Mortgage Note shall not be changed, [and with respect to any such assumption [the Maximum Rate and the Minimum Rate shall not be changed and the Seller hereby waives any contractual right under the related Mortgage Note [but the Maximum Rate and the Minimum Rate shall be recast to equal the original percentage specified in the related Mortgage Note above the interest of the related Mortgage Note in effect on the date of assumption] [provided, that in the event the assumption of any Mortgage Loan would cause the Maximum Rate to decrease below the Maximum Rate in effect for such Mortgage Loan at the time of issuance of the Certificates, the Seller [shall] repurchase such Mortgage Loan, subject to applicable REMIC Provisions, from the Trust Fund at a purchase price equal to the unpaid principal balance of such Mortgage Loan plus interest at the Mortgage Pass-Through Rate, less unreimbursed Advances]. Any fee collected by the Master Servicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer as servicing compensation.

     Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any conveyance by the Mortgagor of the Mortgaged Property or any assumption of a

Mortgage Loan by operation of law which the Master Servicer in good faith determines it may be restricted by law from preventing, for any reason whatsoever.

     Section  3.7.  Realization upon Defaulted Mortgage Loans.

     (a) [Consistent with the servicing standard set forth in Section 3.1 and with a view to the best economic interest of the Trust Fund,] the Master Servicer shall foreclose upon or otherwise comparably convert [(which may include acquisition of an REO Property)] the Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.2. In connection with such foreclosure or other conversion, the Master Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities. The foregoing is subject to the proviso that the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine (i) that such foreclosure and/or restoration will increase the Liquidation Proceeds to Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawal from the Certificate Account pursuant to Section 3.3). Any gain on foreclosure or other conversion of a Liquidated Mortgage Loan shall be distributed to the Class R Certificateholder. The Master Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof (as well as any Administration Fees and other amounts due it, if any), to the extent, but only to the extent, that withdrawals from the Certificate Account with respect thereto are permitted under Section 3.3. Within 30 days after receipt of Liquidation Proceeds in respect of a Liquidated Mortgage Loan, the Master Servicer shall provide to the Trustee a statement of accounting for the related Liquidated Mortgage Loan, including without limitation (i) the Mortgage Loan number, (ii) the date the Loan was acquired in foreclosure or deed in lieu, and the date the Mortgage Loan became a Liquidated Mortgage Loan, (iii) the gross sales price and the related selling and other expenses, (iv) accrued interest calculated from the foreclosure date to the liquidation date, and (v) such other information as the Trustee may reasonably specify.

     (b) Prior to any such foreclosure, the Master Servicer may, at its option, repurchase any Mortgage Loan which is 90 days or more delinquent and which the Master Servicer determines in good faith would otherwise become subject to foreclosure proceedings or any Mortgage Loan as to which the Mortgagor tenders a deed in lieu of foreclosure at a price equal to the outstanding Principal Balance of the Mortgage Loan plus accrued interest at the Mortgage Pass-Through Rate to the next Installment Due Date. Any such repurchase shall be deemed a Principal Prepayment for purposes under this Agreement.

     (c) The Trust Fund shall not acquire any real property (or personal property incident to such real property) except in connection with a default or imminent default of a Mortgage Loan. Based on a report prepared by an Independent Person who regularly conducts environmental audit that the Mortgaged Property for which foreclosure proceedings are contemplated is in compliance with applicable environmental laws, and there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or that it would be in the best economic interest of the Trust Fund to acquire title to such Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances, the Master Servicer will not conduct such foreclosure proceedings. If the Master Servicer otherwise becomes aware, under its customary servicing procedures, of an environmental hazard with respect to a Mortgage Loan for which foreclosure proceedings are contemplated, the Master Servicer will not conduct such foreclosure proceedings unless it determines in good faith that the liability associated with the environmental hazard will be less than the Liquidation Proceeds to be realized from the sale of the related Mortgaged Property. In the event that the Trust Fund acquires any real property (or personal property incident to such real property) in connection with a default or imminent default of a Mortgage Loan, such REO Property shall be disposed of by the Trust Fund within two years after its acquisition by the Trust Fund unless the Trustee shall have received from the Master Servicer an Opinion of Counsel to the effect that the holding by the Trust Fund of such REO Property subsequent to two years after its acquisition will not cause the Trust Fund to fail to qualify as a REMIC under the REMIC Provisions at any time that any Class A or Class B Certificates are outstanding, in which case such REO Property shall be disposed of as soon as possible by the Trust Fund but in no event shall be held longer than the maximum period of time during which the Trust Fund is then permitted to hold such REO Property and remain qualified as a REMIC under the REMIC Provisions. The Master Servicer shall manage, conserve, protect and operate each such REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code. Pursuant to its efforts to sell such REO

Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Master Servicer and the Certificateholders for the period prior to the sale of such REO Property.

     [(d) In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee on behalf of Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall (except for purposes of Section 9.1) be considered to be a Mortgage Loan held in the Trust Fund until such time as the related REO Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses. Consistent with the foregoing, for purposes of all calculations hereunder, so long as such Mortgage Loan shall be considered to be an outstanding Mortgage Loan, it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and, for purposes of determining the Scheduled Principal Balance thereof, the related amortization schedule in effect at the time of any such acquisition of title remain in effect.

     (e) The Master Servicer shall not acquire for the benefit of the Trust Fund any personal property pursuant to this Section 3.7 unless either:

          (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Master Servicer for the benefit of the Trust Fund;

          (ii) the Master Servicer shall have requested and received an Opinion of Counsel (which opinion shall be an expense of the Trust Fund) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on the Trust Fund under the REMIC Provisions or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.]

     Section 3.8. Trustee to Cooperate; Release of Mortgage Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that the payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee by an

Officer's Certificate (which Officer's Certificate shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.2 have been or will be so deposited) and shall by such Officer's Certificate request delivery to it of the Mortgage File. Upon receipt of such Officer's Certificate and request, the Trustee shall promptly release or cause to be released the related Mortgage File to the Master Servicer. From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Trustee shall, upon written request of the Master Servicer and delivery to the Trustee of a trust receipt signed by a Servicing Officer, release or cause to be released the related Mortgage File to the Master Servicer and shall execute such documents furnished to it as shall be necessary to the prosecution of any such proceedings. Such trust receipt shall obligate the Master Servicer to return each and every document previously requested from the Mortgage File to the Trustee when the need therefor by the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the trust receipt shall be released by the Trustee to the Master Servicer by delivery to a Servicing Officer and the Trustee shall have no further responsibility with respect to such Mortgage Files.

     Section 3.9. Servicing Compensation. The Master Servicer, shall be entitled to retain or, if not retained, to withdraw from the Certificate Account as servicing compensation its Administration Fee out of each payment on account of interest on each Mortgage Loan, subject to adjustment as provided in Section
4.6. The Master Servicer shall also be entitled to payment of unpaid Administration Fees with respect to a delinquent Mortgage Loan out of Liquidation Proceeds with respect to such Mortgage Loan, to the extent permitted by Section 3.3(b). Servicing compensation in the form of assumption fees, late payment charges or otherwise shall be retained by the Master Servicer and need not be deposited in the Certificate Account. The Master Servicer shall also be entitled to additional servicing compensation out of Liquidation Proceeds to the extent provided in Section 3.3(b). The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including maintenance of the blanket hazard insurance policy and the blanket fidelity bond and errors and omissions policy required by Section 3.5) and shall not be entitled to reimbursement therefor except as specifically provided in Sections 3.1, 3.3, 3.5 and 3.7.

     Section 3.10. Reports to the Trustee; Certificate Account Statements. By the tenth calendar day of each month, the Master Servicer shall deliver or cause to be delivered to the Trustee or its designee a statement in electronic or written form as may be agreed upon by the Master Servicer and the Trustee containing the information described in Section 4.4 and such other information as may be necessary for the Trustee to compute the amounts to be distributed to the Certificateholders by the Trustee. Not later than 25 days after each Distribution Date, the Master Servicer shall forward or cause to be forwarded to the Trustee a statement, certified by a Servicing Officer, setting forth the status of the Certificate Account as of the close of business on the related Distribution Date, stating that all distributions required to be made by this Agreement have been made (or if any required distribution has not been made, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Certificate Account for each category of deposit specified in Section 3.2 and each category of withdrawal specified in
Section 3.3. Such statement shall also include information as to the aggregate Principal Balance of all of the Mortgage Loans as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided to any Certificateholder upon request by the Master Servicer, or by the Trustee so long as the Trustee has received the report as stipulated above at the Master Servicer's expense if the Master Servicer shall fail to provide such copies.

     Section 3.11. Annual Statement as to Compliance. The Master Servicer will deliver to the Trustee, on or before [April 30] of each year, beginning [April 30], 199_, an Officer's Certificate stating as to each signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement throughout such year, or if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of such statement shall be provided to the Rating Agency and to any Certificateholder upon request by the Master Servicer, or by the Trustee at the Master Servicer's expense if the Master Servicer shall fail to provide such copies and the Trustee is aware that the Master Servicer has not so provided copies and so long as the Trustee shall have received the report as stipulated above.

     Section  3.12.  Annual Independent Public Accountants' Servicing Report.
On or before April 30 of each year, beginning April 30, 199_, the Master Servicer, at its expense, shall cause a firm of independent public accountants who are members of the American Institute of Certified Public Accountants to furnish a statement to the Trustee and the Rating Agency to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans and that, either (a) on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for FHLMC, such firm is of the opinion that such servicing has been conducted in compliance with the manner of servicing set forth in agreements substantially similar to this Agreement except for (i) such exceptions as such firm shall believe to be immaterial and (ii) such other exceptions as shall be set forth in such statement or, (b) that their examination conducted substantially in compliance with the uniform single audit program for mortgage bankers disclosed no exceptions or errors in records relating to mortgage loans serviced for others that in their opinion are material and that Paragraph 4 of that program requires them to report. Copies of such statement shall be provided to Certificateholders upon request by the Master Servicer, or by the Trustee at the Master Servicer's expense if the Master Servicer shall fail to provide such copies and the Trustee is aware that the Master Servicer has not so provided copies and so long as the Trustee shall have received the report as stipulated above.

     Section 3.13. Access to Certain Documentation and Information Regarding the Mortgage Loans. The Master Servicer shall provide access to the Trustee or to its designees at its request, and to Certificateholders which are savings and loan associations, banks or insurance companies, the OTS, the FDIC and the Supervisory Agents and examiners of the OTS and the FDIC or examiners of any other federal or state banking or insurance regulatory authority to the documentation regarding the Mortgage Loans if so required by applicable regulations of the OTS or other regulatory authority, such access to be afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it. The Trustee or its designee may copy any document or electronic record maintained by the Master Servicer hereunder.

     [Section 3.14. Back-up Servicer. [ABN AMRO Bank N.V.] agrees to serve as back-up servicer (the "Back-up Servicer") after notice of termination given in accordance with Section 7.5, and agrees to assume the rights, obligations and the duties of the Master Servicer, including those specified in Section 4.3 hereof if the Master Servicer fails to perform such duties, subject to Section
7.5 hereof and provided that it shall have no liability for any act of the Master Servicer prior to such assumption. In the event that the rating of the long-term debt obligations of the Back-up Servicer is downgraded by any Rating Agency and any Rating Agency notifies the Master Servicer or the Trustee that the rating of the Class A Certificates shall be downgraded or withdrawn as a result of such long-term debt obligation downgrade, the Master Servicer shall, at its option, either (x) replace the Back-up Servicer with a successor back-up servicer acceptable to the Rating Agency and having the qualifications for a successor Master Servicer set forth in Section 7.5(b) hereof, provided, however, prior to such Certificate downgrade the Back-up Servicer shall be provided a reasonable opportunity to satisfy the Rating Agency that no such Certificate downgrade should occur or (y) deliver to the Trustee (outside and separate from the Trust Fund) Permitted Investments to be held in the name of the Trustee for the benefit of the Certificateholders to secure the obligations of the Master Servicer to make advances pursuant to Section 4.3, in such manner and amount as is satisfactory to all Rating Agencies (but in no event to have a fair market value on the date of delivery in excess of [1%] of the initial Pool Balance) [provided, however, that the Master Servicer also delivers to the Trustee an opinion of counsel to the effect that such deposit shall not be treated as a contribution to the REMIC giving rise to a prohibited transaction tax.]]

     Section  3.15.  Sale of Defaulted Mortgage Loans and REO Properties.

     (a) With respect to any Defaulted Mortgage Loan or REO Property which the Master Servicer has determined to sell in accordance with the standards set forth in Section 3.7, the Master Servicer shall deliver to the Trustee an Officer's Certificate to the effect that no satisfactory arrangements can be made for collection of delinquent payments thereon pursuant to Section 3.2, and, consistent with the servicing standard set forth in Section 3.1 and with a view to the best economic interest of the Trust Fund, the Master Servicer has determined to sell such Mortgage Loan in accordance with this Section 3.15. The Master Servicer may then offer to sell to any Person any Defaulted Mortgage Loan or any REO Property or, subject to the following sentence, purchase any such Defaulted Mortgage Loan or REO Property (in each case at the Repurchase Price therefor), but shall, in any event, so offer to sell any REO Property no later than the time determined by the Master Servicer to be sufficient to result in the sale of such REO Property within the period specified in Section 3.7(c). The Master Servicer shall accept the highest bid received from any Person for any Defaulted Mortgage Loan or any REO Property in an amount at least equal to the Repurchase Price therefor or, at its option, if it has received no bid at least equal to the Repurchase Price therefor, purchase the Defaulted Mortgage Loan or REO Property at the Repurchase Price.

     In the absence of any such bid or purchase by the Master Servicer, the Master Servicer shall accept the highest bid received from any Person that is determined by the Master Servicer to be a fair price for such Defaulted Mortgage Loan or REO Property, if the highest bidder is a Person other than an Interested Person, or is determined to be such a price by the

Trustee, if the highest bidder is an Interested Person. [Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Defaulted Mortgage Loan or any REO Property pursuant hereto.]

     The Master Servicer shall not be obligated by either of the foregoing paragraphs or otherwise to accept the highest bid if the Master Servicer determines, in accordance with the servicing standard stated in Section 3.1, that rejection of such bid would be in the best interests of the Certificateholders. In addition, the Master Servicer may accept a lower bid if it determines, in accordance with the servicing standard stated in Section 3.1, that acceptance of such bid would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower bid is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower bid are more favorable). In the event that the Master Servicer determines with respect to any REO Property that the bids being made with respect thereto are not in the best interests of the Certificateholders and that the end of the two-year period referred to in
Section 3.7(c) with respect to such REO Property is approaching, the Master Servicer shall seek an extension of such two-year period in the manner described in Section 3.7(c).

     (b) In determining whether any bid received from an Interested Person represents a fair price for any Defaulted Mortgage Loan or any REO Property, the Trustee may conclusively rely on the opinion of an Independent appraiser or other expert in real estate matters retained by the Trustee. In determining whether any bid constitutes a fair price for any Defaulted Mortgage Loan or any REO Property, the Master Servicer or the Trustee (or, if applicable, such appraiser) shall take into account, and any appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Defaulted Mortgage Loan, the physical condition of the related Mortgaged Property or such REO Property, the state of the local economy and the Trust Fund's obligation to dispose of any REO Property within the time period specified in Section 3.7(c).

     (c) The Master Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, including the collection of all amounts payable in connection therewith. Any sale of a Defaulted Mortgage Loan or any REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, the Master Servicer or the Trust Fund (except that any contract of sale and assignment and conveyance documents may contain customary warranties of title, so long as the only recourse for breach thereof is to the Trust Fund), and, if consummated in accordance with the terms of this Agreement, neither the Master Servicer, the Depositor nor the Trustee shall have any liability to the Trust Fund or any Certificateholder with respect to the purchase price therefor accepted by the Master Servicer or the Trustee.

     (d) The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be promptly deposited in the Certificate Account in accordance with Section 3.2(b).

     Section 3.16. Delegation of Duties. In the ordinary course of business, the Master Servicer or the Trustee may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the applicable terms of this Agreement. In case of such delegation, the Master Servicer or the Trustee shall supervise, administer, monitor and oversee the activities of such Person hereunder to insure that such Person performs such duties in accordance herewith and shall be responsible for the acts and omissions of such Person to the same extent as it is responsible for its own actions or omissions hereunder. Any such delegations shall not relieve the Master Servicer or the Trustee of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 6.4 hereof and shall be revocable by any successor Master Servicer or the Trustee.

     [Section 3.17. Maintenance of Special Hazard Insurance Policy. __________ and/or the Master Servicer will obtain a Special Hazard Insurance Policy for the Mortgage Pool. The Special Hazard Insurance Policy for the Mortgage Pool will be issued by [name of insurer] (the "Special Hazard Insurer").] Except as provided below, the Master Servicer covenants and agrees to supervise and ensure the maintenance and administration of the Special Hazard Insurance Policy unless coverage under such Special Hazard Insurance Policy is exhausted through the payment of claims.

     The Master Servicer shall exercise its best reasonable efforts to maintain the Special Hazard Insurance Policy, unless coverage thereunder has been exhausted through payment of claims, and will pay the premium for the Special Hazard Insurance Policy on a timely basis. In the event the Special Hazard Insurance Policy is cancelled or terminated for any reason other than exhaustion of coverage through payment of claims, the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the Special Hazard Insurance Policy with a total coverage that is equal to the then existing coverage of the Special Hazard Insurance Policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated Special Hazard Insurance Policy, the amount of coverage under the replacement Special Hazard Insurance Policy may be reduced to a level such that the applicable premium will not exceed the cost of the Special Hazard Insurance Policy that was replaced.

     Subject to the foregoing limitations, each Special Hazard Insurance Policy shall provide that, when there has been damage to the Mortgaged Property securing a defaulted Mortgage Loan and to the extent such damage is not covered by the standard hazard insurance policy, if any, maintained by the Mortgagor, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such Mortgaged Property or (ii) upon transfer of such Mortgaged Property to the Special Hazard Insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such Mortgaged Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement (excluding late charges and penalty interest) and certain expenses incurred in respect of such Mortgaged Property. No claim may be validly presented under the Special Hazard Insurance Policy unless (i) hazard insurance on the Mortgaged Property has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance as necessary by the insurer) and (ii) the insured has acquired title to the Mortgaged Property as a result of default by the Mortgagor. If the sum of the unpaid principal balance plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the Mortgaged Property. Any amount paid as the cost of repair of the Mortgaged Property will further reduce coverage by such amount.

     [Section 3.18. Letter of Credit. ________ and/or the Master Servicer will obtain a standby Letter of Credit in favor of the Trustee issued by ________________ (the "L/C Bank") for the Mortgage Pool. Except as provided below, the Master Servicer hereby covenants and agrees to exercise its best reasonable efforts to maintain or cause the Letter of Credit to be maintained to the extent and in the form and amount and for the purposes set forth in this Agreement. In the event that the Letter of Credit is cancelled or terminated for any reason or on or before the thirtieth day prior to the expiration date of the Letter of Credit, the Master Servicer shall give prompt written notice to the Rating Agency and the Trustee and the Master Servicer shall exercise its best efforts to obtain a replacement letter of credit, acceptable to the Rating Agency, comparable in its terms to the Letter of Credit. Prior to delivering any replacement letter of credit to the Trustee, the Master Servicer shall obtain confirmation from the Rating Agency that such replacement letter of credit would not have adversely affected the then-current rating assigned to the Certificates by the Rating Agency at the time of such rating. The cost of obtaining and maintaining any replacement letter of credit shall be borne by the Master Servicer.

     The maximum obligation of the L/C Bank under the Letter of Credit will be to honor requests for payment thereunder up to a certain aggregate fixed dollar amount, net of unreimbursed payments thereunder. The duration of coverage and the amount and frequency of any reduction in coverage provided by the Letter of Credit will be [___________] or such terms as will be in compliance with the requirements established by the Rating Agency without adversely affecting the rating assigned to the Certificates. The amount available under the Letter of Credit shall be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the Letter of Credit will expire [30 days] after the latest of the scheduled final maturity dates of the Mortgage Loans or the repurchase of all Mortgage Loans in the Mortgage Pool.

     The Master Servicer shall, not later than three business days prior to each Distribution Date, determine whether a payment under the Letter of Credit will be necessary on the Distribution Date and will, no later than the third business day prior to such Distribution Date, advise the L/C Bank and the Trustee of its determination, setting forth the amount of any required payment. On the Distribution Date, the L/C Bank will be required to honor the Trustee's request for payment thereunder in an amount equal to the lesser of (A) the remaining amount available under the Letter of Credit or (B) the outstanding principal balances of any Mortgage Loan with respect to which foreclosure proceedings have been commenced or with respect to which the Master Servicer has agreed to accept a deed to the property in lieu of foreclosure that has not been purchased by [_______] [the Master Servicer] pursuant to the terms of this Agreement, to be assigned on such Distribution Date (together with accrued and unpaid interest thereon at the related Mortgage Interest Rate to the related Installment Due
Date). The proceeds of such payments under the Letter of Credit will be deposited into the Certificate Account and will be distributed to Certificateholders on such Distribution Date, except to the extent of any unreimbursed Advances or Administration Fees.]

     [Section 3.19. Appointment of a Special Servicer. The Master Servicer has entered into a Special Servicing Agreement with the Special Servicer. Pursuant to the Special Servicing Agreement, the Special Servicer may instruct the Master Servicer and if applicable, any sub-Servicer, to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans.]

                                  ARTICLE IV

                   PAYMENTS TO CERTIFICATEHOLDERS; ADVANCES;
                            STATEMENTS AND REPORTS

     Section 4.1. Distributions. Subject to Section 9.1 hereof respecting the final distribution, not later than the Business Day next preceding each Distribution Date, the Master Servicer, shall disburse to the Trustee for deposit in a Distribution Account which shall be an Eligible Account maintained by the Trustee and the Trustee shall distribute from such amounts on each Distribution Date to each Certificateholder of record on the preceding Record Date the amount to be distributed to the Certificateholder according to the interest of such Certificateholder as set forth in the Holder's Certificate and as specified in this Agreement. The Distribution Account shall be held in the name of the Trustee for the benefit of the Certificateholders and amounts on deposit therein shall remain uninvested. The distribution will be made by check mailed by first class mail to the Certificateholder at the address appearing in the Certificate Register, or in the event the Certificateholder is the registered owner of Certificates with an aggregate initial Certificate Balance equal to or greater than $__________ with respect to the Certificates and the Certificateholder has so notified the Trustee in writing five Business Days prior to the applicable Record Date (which notice the Trustee may rely on until it receives further notice from the Certificateholder), by wire transfer in immediately available funds to the account of such Holder at a bank or other financial or depository institution specified in such notice having appropriate facilities therefor. In the event that the Trustee is not acting as Certificate Registrar, the Trustee shall have no liability for its failure to make distributions to Certificateholders required by this Agreement in the event it has been unable to obtain all information regarding the identity of Certificateholders and the interests of each in the Trust Fund to be disbursed to each Certificateholder required in order to make such distributions; provided however, that in such case the Trustee shall make such distributions immediately upon identification of the Certificateholders and their respective amount.

     Section 4.2. Subordination; Priority of Distributions.

     (a) All of the right, title and interest of the Class B Certificateholders to receive distributions in respect thereof on any Distribution Date shall be subordinated to the rights of the Class A Certificateholders to receive distributions in respect of the Class A Certificates. The Class B
Certificateholders shall bear all Excess Credit Losses, Bankruptcy Losses up to the

Bankruptcy Loss Limit, Fraud Losses up to the Fraud Loss Limit and Special Hazard Losses up to the Special Hazard Loss Limit until the Class B Principal Balance equals zero.

     (b) If the Class B Principal Balance is zero, all Excess Credit Losses, Fraud Losses, Special Hazard Losses and Bankruptcy Losses to the extent not previously allocated shall be allocated to the Class A Certificates on the related Distribution Date.

     Section 4.3. Advances.

     (a) If on any Determination Date the Master Servicer determines that any monthly payments of principal and interest due on the immediately preceding Installment Due Date have not been received, the Master Servicer, to the extent it determines such amounts are recoverable, shall make an advance ("Advance") on or before the Business Day prior to the related Distribution Date in an amount equal to the amount of such delinquent monthly payments, after adjustment of any delinquent interest payment to interest at the applicable Mortgage Pass-Through Rate, less an amount, if any, the Master Servicer has determined would not be recoverable from Liquidation Proceeds or otherwise. For purposes of this Section 4.3, the delinquent monthly payments referred to in the preceding sentence shall be deemed to include an amount equal to the monthly payments that would have been due on Mortgage Loans which have been foreclosed or otherwise terminated and in connection therewith, the Trustee acquired and continues to own the Mortgaged Properties on behalf of the Certificateholders. If the Master Servicer shall have determined to make an Advance, it shall on the related Determination Date furnish a statement to the Trustee (the information in such statement to be made available to Certificateholders upon request) setting forth the amount to be advanced on the next succeeding Distribution Date, and shall by the Business Day prior to such Distribution Date either (i) deposit in the Certificate Account an amount equal to the Advance, if any, (ii) cause to be made an appropriate entry in the records of the Certificate Account that funds in such account being held for future distribution or withdrawal have been, as provided by this Section 4.3, used by the Master Servicer to make such Advance, or (iii) any combination of (i) and (ii) above, aggregating the amount of such Advance. Any such Advance shall be included with the distribution to the Certificateholders on the related Distribution Date. The Master Servicer will notify the Trustee on the date that an Advance, if any, has been made. If the Master Servicer determines not to make an Advance, it shall on the related Determination Date furnish to the Trustee and the Rating Agency an Officer's Certificate of such determination. Any funds being held for future distribution to Certificateholders and so used shall be replaced by the Master Servicer by deposit in the Certificate Account on or before any

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future Distribution Date to the extent that funds in the Certificate Account on such Distribution Date shall be less than payments to Certificateholders required to be made on such date. The Master Servicer shall be entitled to be reimbursed from the Certificate Account for all Advances and Nonrecoverable Advances as provided in Section 3.3.

     (b) In the event that the Master Servicer fails to make an Advance as required pursuant to Section 4.3(a) by the end of the Business Day prior to the Distribution Date, the Trustee shall make such Advance by making a direct deposit of such amount to the Distribution Account on the Distribution Date and the Trustee shall have (and shall be subrogated to) all rights of recovery and reimbursement for or in request of such Advance to the same extent as the Master Servicer would have under this Agreement if the Master Servicer had made such Advance.

     Section 4.4. Statements to Certificateholders. (a) On each Distribution Date, the Trustee shall furnish each Class A Certificateholder and the Rating Agency a statement setting forth to the extent applicable the following information with respect to such Distribution Date:

          (i) the aggregate amount of such distribution to the Holders of the Class A Certificates allocable to principal on the Mortgage Loans, separately identifying the aggregate amount of any Principal Prepayments included herein;

          (ii) the aggregate amount of such distribution to the Holders of the Class A Certificates allocable to interest on the Mortgage Loans;

          (iii) the Class A Principal Balance;

          (iv) the Class A Percentage;

          (v) the Class A and Class B Prepayment Entitlement;

          (vi) the aggregate amount of any Advances included in the amounts actually distributed to the Certificateholders;

          (vii) the aggregate amount of Deferred Interest, if any, added to the Pool Principal Balance with respect to the related Prepayment Period;

          (viii) the aggregate Principal Balance of the Mortgage Loans and the number of Mortgage Loans as of the close of business on the last day of the related Prepayment Period prior to the immediately preceding Installment Due Date, after giving effect to payments allocated to principal reported under clause (i) above;

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

          (ix) the related amount of the Administration Fees (as adjusted pursuant to Section 4.6 by amounts paid by the Master Servicer pursuant to
     Section 3.9) retained or withdrawn from the Certificate Account by the Master Servicer and the amount of additional servicing compensation received by the Master Servicer attributable to penalties, fees, excess Liquidation Proceeds and other items;

          (x) the number and aggregate Principal Balances of Mortgage Loans delinquent with respect to (a) one Monthly Payment, (b) 60 days, (c) 90 days and (d) in foreclosure, as of the close of business on the last day of the related Prepayment Period prior to the immediately preceding Installment Due Date;

          (xi) if the distribution to the Holders of the Class A Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

          (xii) the total book value and the number of Mortgaged Properties acquired through foreclosure or grant of a deed in lieu of foreclosure in respect of any Mortgage Loan as of the close of business on the last day of the related Prepayment Period prior to the immediately preceding Installment Due Date and any income, including rental income, realized with respect to foreclosed property; the Principal Balance of all Mortgage Loans as of the day the related Mortgaged Properties were acquired through foreclosure or grant of deed in lieu of foreclosure;

          (xiii) the weighted average Mortgage Pass-Through Rate as of the Installment Due Date of the month immediately preceding the Month of the Distribution Date;

          (xiv) the amount of Fraud Losses, if any, with respect to the related Prepayment Period and the cumulative amount of Fraud Losses since the Cut-off Date;

          (xv) the amount of Bankruptcy Losses, if any, with respect to the related Prepayment Period and the cumulative amount of Bankruptcy Losses since the Cut-off Date;

          (xvi) the amount of Special Hazard Losses, if any, with respect to the related Prepayment Period and the cumulative amount of Special Hazard Losses since the Cut-off Date;

          (xvii) the amount of Excess Credit Losses, if any, during the related Prepayment Period and the cumulative amount of Excess Credit Losses since the Cut-off Date;

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     (xviii) all Advance recovered during the related Prepayment Period; and

     (xix) the amount of the Class B Principal Balance.

     (b) The Trustee shall forward to each Class B Certificateholder on each Distribution Date a statement setting forth the same information as is contained in the statement for Class A Certificateholders pursuant to this Section 4.4, which can be a part of the statement sent to the Class A Certificateholders revised to the extent applicable to reflect the distributions to the Class B Certificateholders. In addition, such statement shall set forth, in the case of Class B Certificateholders, the amounts withheld and paid to the Class A Certificateholders on such Distribution Date, together with such other information as the Trustee deems necessary or appropriate.

     (c) Upon reasonable advance notice in writing if required by federal regulation, the Merger Servicer will provide to each Certificateholder that is a savings association, bank or insurance company certain reports and access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the applicable regulatory authorities with respect to investment in the Certificates; provided that the Master Servicer shall be entitled to be reimbursed by each such Certificateholder for the Master Servicer's actual expenses incurred in providing such reports and access.

     (d) Within 30 days following the end of each calendar year, the Master Servicer shall furnish to the Trustee, or the Trustee shall prepare, a statement relating in the aggregate to the Certificates and the Trustee shall furnish to each person who at any time during the calendar year was a Certificateholder
(a) a statement containing the information set forth in subclauses (i) and (ii) above, for such calendar year, and (b) such other customary information as the Trustee deems necessary or desirable for Certificateholders to prepare their tax returns. Such obligations of the Master Servicer and the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

     (e) On each Distribution Date the Trustee shall forward or cause to be forwarded by mail to each Holder of a Class R Certificate and to the Master Servicer a copy of the report forwarded to the Holders of Class A and Class B Certificates on such Distribution Date.

     (f) Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish or cause to be

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


furnished to each Person who at any time during the calendar year was the Holder of the Class R Certificate a statement containing the information set forth in clause 4.4(a). This duty of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee or the Master Servicer pursuant to any requirements of the Code.

     (g) The Master Servicer shall give prompt written notice to the Rating Agency of any Special Hazard Losses, Fraud Loss or Bankruptcy Loss.

     Section 4.5. Foreclosure Reports. Each year beginning in 199_ the Master Servicer shall make any reports of foreclosures and abandonments of any Mortgaged Property required by Section 6050J of the Code. In order to facilitate this reporting process, the Master Servicer, on or before February 28th of each year, commencing with 199_, shall provide to the Internal Revenue Service and the Trustee reports relating to each instance occurring during the previous calendar year in which the Master Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. The reports from the Master Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by such Section 6050J.

     Section 4.6. Adjustment of Administration Fees with Respect to Prepaid Mortgage Loans. The aggregate amount of the Administration Fee subject to retention from deposit into or withdrawal from the Certificate Account by the Master Servicer, in any month of distribution shall be decreased by an amount equal to one month's interest at the applicable Mortgage Pass-Through Rate on any Mortgage Loan with respect to which a Principal Prepayment [in full] (plus that portion of the prepayment received which constitutes the principal component of any Monthly Payment currently due at the time of receipt of such prepayment) was made by a Mortgagor in the related Prepayment Period between Installment Due Dates, less the aggregate amount of all interest (adjusted to the applicable Mortgage Pass-Through Rates) actually paid by such Mortgagor with respect to such Principal Prepayment for the period from the preceding Installment Due Dates for such Mortgage Loan to the date of such Principal Prepayment. The Master Servicer shall include the amount of any reduction in the Administration Fee as described herein with the distribution to the Certificateholders on the related Distribution Date. Notwithstanding the foregoing, the amount by which the Administration Fee may be reduced with respect to the related Prepayment Period pursuant to this Section 4.6 shall not exceed the lesser of (i) 1/12th of ____% of

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


the aggregate Principal Balance of the Mortgage Loans or (ii) the aggregate amount of the Administration Fee that was collected during the related Prepayment Period by the Master Servicer, and the rights of the Certificateholders to such portion of the Administration Fee shall not be cumulative. Except with respect to any Mortgage Loan with scheduled principal payments due on the first day of the month, in the event any such Mortgage Loan is prepaid in full in a given month on a date after the scheduled principal payment due date of such Mortgage Loan in such month, the Master Servicer shall retain, as an increase in the Administration Fee, the amount of the Mortgagor's payments attributable to interest at the applicable Mortgage Pass-Through Rate paid on the Mortgage Loan from the scheduled principal payment due date of such Mortgage Loan to the date of prepayment.

     [Section 4.7. Prohibited Transactions Taxes and Other Taxes.

     (a) In the event that any tax (including a tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and including any and all interest, penalties, fines and additions to tax, as well as any and all reasonable counsel fees and out-of-pocket expenses incurred in contesting the imposition of such tax) is imposed on the Trust Fund and is not otherwise paid pursuant to Section 4.7(c) hereof, the Master Servicer shall pay such taxes when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer, the Trustee, or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); provided, that the Master Servicer shall be entitled to be indemnified for any such taxes (excluding taxes referred to in Section 4.7(c)) to the extent set forth in Section 6.3 hereof so long as the Master Servicer's failure to exercise reasonable care with respect to the performance of its duties hereunder was not the primary cause of the imposition of such taxes. If the Master Servicer is indemnified for such taxes pursuant to this Section 4.7(a), such amount shall be first charged against amounts otherwise distributable to the Holders of the Class R Certificate on a pro rata basis, then against amounts otherwise distributable to the Holders of the Class A and the Class B Certificates on a pro rata basis. The Trustee is hereby authorized to retain from amounts otherwise distributable to the Certificateholders sufficient funds to reimburse the Master Servicer for the payment of such tax for which the Master Servicer is entitled to indemnification.

     (b) The Class R Certificateholder shall pay on written demand, and shall indemnify and hold harmless the Trust Fund from and against, any and all taxes on "prohibited transactions" as defined in Section 860F(a)(2) of the Code (including, for this

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


purpose, any and all interest, penalties, fines and additions to tax, as well as any and all reasonable counsel fees and out-of-pocket expenses incurred in contesting the imposition of such tax) imposed on the Trust Fund as a result of a purchase by the Class R Certificateholder of a Mortgage Loan pursuant to
Section 9.1 hereof unless the Class R Certificateholder's failure to exercise reasonable care was not the primary cause of the imposition of such prohibited transaction taxes.

     (c) The Master Servicer shall pay on written demand, and shall indemnify and hold harmless the Trust Fund from and against, any and all taxes imposed on the Trust Fund (including, for this purpose, any and all interest, penalties, fines and additions to tax, as well as any and all reasonable counsel fees and out-of-pocket expenses incurred in contesting the imposition of such tax).

     [Section 4.8. Tax Administration.

     (a) The [Master Servicer] is hereby appointed as the initial "tax matters person" for the REMIC within the meaning of Section 6231(a)(7) of the Code. For tax years commencing after any transfer by the Master Servicer of its interest in the Class R Certificates, the holder of the greatest Percentage Interest in the Class R Certificate at year end shall be designated as the "tax matters person" with respect to that year, provided however, that the [Master Servicer] shall obtain the consent of such Class R Certificateholder to appointment of the Master Servicer as attorney-in-fact and agent for the "tax matters person."

     (b) The [Master Servicer], as a fiduciary defined in Section 7701(a)(6) of the Code, shall, after it prepares or causes to be prepared such returns, sign and file the annual income tax return (Form 1066) as well as such other federal and state information and other returns as it may require under the REMIC Provisions (including, but not limited to, Schedule Q of Form 1066 which shall also be provided quarterly by the [Master Servicer] to the Class R Certificateholder) for the Trust Fund (unless it is advised by the Master Servicer that the filing of such returns is no longer required under the Code), based on a taxable year for the Trust Fund that is the calendar year. The Trustee shall, at its expense, prepare or cause to be prepared all such annual income tax returns and information returns. [The income tax return filed for the first taxable year of the Trust Fund shall include the REMIC election referred to in Section 2.5 hereof.]

     (c) In order to enable the Trustee to perform its duties as set forth in this Section 4.8, the Master Servicer agrees to provide any tax forms, instruments or other documents related

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


thereto, as the Trustee may reasonably request, including, without limitation, any tax forms, instruments or other documents prepared by the Master Servicer pursuant to this Section 4.8 In order to enable the Trustee to perform its duties as set forth in this Section 4.8, the Master Servicer shall use its best efforts to cause to be delivered to the Trustee within ten (10) days after the Closing Date all information or data that the Trustee determines to be relevant for tax purposes to the valuations and offering prices of the Class A Certificates and the Class B Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Class A Certificates and the Class B Certificates. Thereafter, the Master Servicer shall use its best efforts to provide to the Trustee, promptly upon request therefor, any such additional information or data that the Trustee may, from time to time, request in order to enable the Trustee to perform its duties as set forth in this Section 4.8.]

     Section 4.9. Equal Status of Administration Fee. The right of the Master Servicer to receive its Administration Fee will be equal and not subordinate to the right of the Certificateholders to receive principal and interest payments based on their interests as provided herein. The Master Servicer's Administration Fee may be collected from Monthly Payments as received pursuant to Section 3.2 without deposit into the Certificate Account, whereas the Certificateholders' distributions shall be made on a delayed basis as set forth in the terms of the Certificates.

     [Section 4.10. Appointment of Paying Agent and Certificate Administrator. The Master Servicer or the Trustee may each appoint an Eligible Institution to act as a paying agent (the "Paying Agent") or a certificate administrator (the "Certificate Administrator"), as the case may be, in order to delegate to such Eligible Institution any of its duties under this Agreement to administer the issuance, transfer and exchange of the Certificates, administer payments to Certificateholders or prepare information related to the Certificates; provided, that the Master Servicer and the Trustee shall remain primarily responsible for any duties so delegated; provided, further, that the Master Servicer and the Trustee shall receive no additional compensation in connection with such appointment and delegation. The Master Servicer or the Trustee, as the case may be, shall send written notice to each other and to all Certificateholders of any appointment pursuant to this Section 4.10.]

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


                                   ARTICLE V

                               THE CERTIFICATES

     Section 5.1. The Certificates. The Class A shall be issued in minimum denominations of $___________ and integral multiples of $___________ (except for one Class A Certificate that evidences such additional Denomination which will result in all Class A Certificates evidencing the appropriate principal balance of Mortgage Loans), the Class B Certificate shall be issued in minimum denominations of $___________ and integral multiples of $___________ (except for one Class B Certificate that evidences such additional Denomination which will result in all Class B Certificates evidencing the appropriate principal balance of the Mortgage Loans) (each, a "Single Certificate") and shall be substantially in the form set forth as Exhibit A and Exhibit B, respectively. The Class R Certificate shall be issuable solely as a single Class R Certificate evidencing the entire Percentage Interest in the Class R Distribution. On original issue the Certificates shall be executed and delivered by the Depositor to the Trustee for authentication and redelivery upon the order of the [Master Servicer] upon receipt by the Trustee of the documents specified in Section 2.1 (subject to any document exceptions reported pursuant to the Trustee's review according to the provisions of Section 2.2). The Certificates shall be executed by manual or facsimile signature on behalf of the Depositor by its Chairman or Vice Chairman of the Board, its President or one of its Vice Presidents. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Depositor shall bind the Depositor notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     Pending the preparation of definitive Certificates, the Master Servicer may execute and deliver, and upon the order of the Depositor the Trustee shall authenticate and redeliver, temporary Certificates which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any denomination, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such variations as the officers of the Master Servicer executing such

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


Certificates may determine, as evidenced by their execution of such Certificates.

     If temporary Certificates are issued, the Master Servicer will cause definitive Certificates to be prepared without unreasonable delay and delivered to the Trustee within 10 Business Days of the Closing Date. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Master Servicer maintained for such purpose pursuant to Section 5.5, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Master Servicer shall execute and deliver and the Trustee shall authenticate and redeliver in exchange therefor a like principal amount of definitive Certificates of the same Percentage Interest. Until so exchanged the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Certificates of the same Percentage Interest. The Master Servicer shall provide the Trustee, on a continuous basis, an adequate inventory of certificates to facilitate issuance and transfer of certificates.

     Section 5.2. Registration of Transfer and Exchange of Certificates.

     (a) The Master Servicer shall cause to be kept at one of the offices or agencies to be maintained by the Master Servicer in accordance with the provisions of Section 5.5 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Master Servicer shall provide for the registration of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed Certificate Registrar for the purpose of registering transfers and exchanges of Certificates as herein provided.

     (b) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Master Servicer, the Certificate Registrar or the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form and such other documents or other writings satisfactory to the Master Servicer and the Certificate Registrar duly executed by, the holder thereof or his attorney duly authorized in writing. Subject to the two preceding paragraphs, upon surrender for registration of transfer of any Certificate at any office or agency of the Master Servicer maintained for such purpose pursuant to Section 5.5, the Master Servicer shall prepare and execute, and the Trustee shall date, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate Percentage Interest.

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


     (c) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of a like aggregate Percentage Interest upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Master Servicer shall prepare and execute, and the Trustee shall date, authenticate and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive.

     (d) No transfer of the Class A Certificates shall be made to an "employee benefit plan" as defined in Section 3(3) of ERISA which is subject to Title I of ERISA, a "plan" as defined in Section 4975 of the Code, or an entity deemed to hold plan assets of any such employee benefit plan or plan (each, a "Plan Entity") unless at the time of such transfer:

     (i) The Class A Certificates qualify as "publicly-offered securities" within the meaning of 29 C.F.R. (S) 2510.3-101(b)(2);

     (ii) The Class A Certificates qualify for Prohibited Transaction Exemption 83-1 (under 48 Federal Register 895 (1983)) and immediately after the transfer, the transferee will not hold more than 25% of the Class A Certificates; or

     (iii) The Class A Certificates qualify for an individual prohibited transaction exemption granted to the managing or co-managing underwriter and the transferee is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the 1933 Act.

     No transfer of the Class B or R Certificates shall be made to any Plan Entity. The Trustee, the Certificate Registrar and/or the Master Servicer may require the prospective transferee to certify to the Trustee, the Certificate Registrar and/or the Master Servicer in writing the facts establishing that the transferee is not a Plan Entity, or that a requirement specified above for transfer of a Class A Certificate to a Plan Entity is satisfied.

     (e) No transfer of the Class B or Class R Certificates shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act or is exempt from the registration requirements under said Act. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act, the Trustee may require, in order to assure compliance with the Securities Act, that the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee each certify to the Trustee and

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


the Master Servicer in writing the facts surrounding the transfer. In the event that, in the sole judgment of the Trustee, such certification of facts does not on its face establish the availability of an exemption under Section 4(2) and 4(5) or another provision of the Securities Act, the Trustee may require an Opinion of Counsel satisfactory in form and substance to it and the Master Servicer that such transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Trust Fund or the Master Servicer.

     (f) The Class R Certificate shall not be transferred, sold, pledged or otherwise disposed of to any person having a net worth of less than $__________. In the event that the Class R Certificate is proposed to be transferred, the proposed transferee shall, prior thereto, certify to the Trustee in writing that it satisfies the net worth requirement set forth in the preceding sentence.

     [(g) Prior to the registration of any transfer, sale, pledge or other disposition of any Class R Certificate, the proposed transferee shall certify in writing to the Trustee, in an affidavit, that such transferee is not a Disqualified Organization (as defined in Section 860E(e)(5) of the Code). In addition, the Trustee may require, prior to and as a condition of such transfer, the delivery by the proposed transferee of an Opinion of Counsel, satisfactory in form and substance to the Trustee, that such proposed transferee is not a Disqualified Organization. Notwithstanding the registration in the Register of any transfer, sale, pledge or other disposition of the Class R Certificate to a Disqualified Organization, such registration shall be of no legal force or effect whatsoever and such Disqualified Organization shall not be deemed to be a Certificateholder for any purpose hereunder, including (but not limited to) the receipt of distributions on such Class R Certificate. In addition, any transfer, sale, pledge or other disposition of the Class R Certificate to a Pass-Thru Entity (as defined in Section 860E(e)(6)(B) of the Code) shall not be effective unless the proposed transferee shall have agreed in writing, in such form as the Trustee may require, to provide to the Trustee such information as the Trustee may reasonably require concerning any record interest holder or principal of such Pass-Thru Entity who is or was a Disqualified Organization. Any Class R Certificateholder, by its acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this paragraph. The restrictions described in this paragraph shall not apply to a transfer of a Class R Certificate if the Trustee has received an Opinion of Counsel to the effect that the restrictions described in this paragraph are not necessary to avoid the imposition of tax on the Trust Fund or the disqualification of the Trust Fund as a REMIC under the REMIC Provisions.]

     (h) The Trustee shall have no liability to the Trust Fund arising from a transfer of a Class B or the Class R Certificate in reliance upon a certification, ruling or Opinion of Counsel described in this Section 5.2.

     (i) No service charge shall be made to a Certificateholder for any transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     (j) All Certificates surrendered for transfer or exchange shall be cancelled by the Certificate Registrar or the Trustee in accordance with their standard procedures.

     (k) The Master Servicer will cause the Certificate Registrar (unless the Trustee is acting as Certificate Registrar) to provide to the Trustee notice of each transfer of a Certificate and an updated copy of the Certificate Register in June and December of each year.

     Section 5.3. Mutilated, Destroyed, Lost or Stolen Certificates. If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Master Servicer and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Master Servicer and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Master Servicer or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Master Servicer shall execute and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section 5.3, the Master Servicer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 5.3 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

     Section 5.4. Persons Deemed Owners. Prior to the due presentation of a Certificate for registration of transfer, the Depositor, the Master Servicer, the Trustee, the Certificate

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


Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.1, and for all other purposes whatsoever, and neither the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

     Section 5.5. Maintenance of Office or Agency. The Trustee will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

                                  ARTICLE VI

                     THE DEPOSITOR AND THE MASTER SERVICER

     Section 6.1. Liability of the Depositor and the Master Servicer. The Depositor and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Depositor and the Master Servicer herein.

     Section 6.2. Merger or Consolidation of the Depositor or the Master Servicer. Subject to the following paragraph, the Depositor and the Master Servicer each will keep in full effect its existence, rights and franchises as corporations, each under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     The Depositor or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor or Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or Master Servicer, shall be the successor of the Depositor or Master Servicer hereunder, without the execution or filing of any paper or any

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further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 6.3. Limitation on Liability of the Master Servicer and Others. Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any director, officer, employee or agent of the Master Servicer against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder, nor shall this provision protect the Master Servicer against any liability that would otherwise be imposed by reason of negligence in the performance of duties hereunder. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense, in the case of the Master Servicer and any director, officer, employee or agent of the Master Servicer, incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder or, in the case of the Master Servicer, as Master Servicer, incurred by reason of negligence in the performance of any duties hereunder. The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account as provided by Section 3.3.

     Section 6.4. Master Servicer Not to Resign. The Master Servicer shall not resign from the obligations and duties hereby imposed on it, except upon determination that its duties

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hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of this Agreement. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. The Master Servicer shall notify the Rating Agency of any such resignation. No such resignation shall become effective until the Back-up Servicer or other successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with Section 7.5 hereof.

     Notwithstanding the limitations stated above, the Master Servicer may transfer its obligations, duties and rights hereunder without the consent of the Certificateholders, provided that (i) the Master Servicer obtains the prior written consent of the Rating Agency, (ii) the transferee is a FNMA- or FHLMC-approved servicer having a net worth of not less than $______________, (iii) the successor servicer assumes all of the Master Servicer's responsibilities and obligations (except the repurchase obligations set forth in Sections 2.2 and 2.3 hereof, which shall remain obligations of the Depositor) in accordance with
Section 7.5 hereof, and (iv) the then-current rating of the Class A Certificates will not be reduced as a result of such transfer, and (v) has, in the reasonable opinion of the Trustee, the qualifications, resources and experience to properly carry out, observe and perform the duties, obligations and responsibilities of Master Servicer hereunder; provided however, that the foregoing clause (v) is intended solely for the benefit of (and may be exercised or waived at the sole discretion of) the Trustee, to enable the Trustee to assure itself that any successor Master Servicer has such acceptable qualifications, resources and experience, and such clause (v) is not intended to be for the benefit of, and shall not be relied upon or enforced by, any Certificateholder, and provided further that, any consent to such transfer will not be unreasonably withheld by the Trustee.

                                  ARTICLE VII

                                    DEFAULT

     Section 7.1. Events of Default. In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

          (i) any failure by the Master Servicer to distribute or cause to be distributed to the Certificateholders any

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     payment (other than an Advance) required to be made under the terms of the
     Certificates and this Agreement which continues unremedied for a period of five days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Holders of Certificates evidencing, in aggregate, not less than 25% of the Trust Fund or 51% of the aggregate Percentage Interests of any Class of Certificates;

          (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Holders of Certificates evidencing, in aggregate, not less than 25% of the Trust Fund or 51% of the aggregate Percentage Interests of any class of certificates;

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

          (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property;

          (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

          (vi) any failure of the Master Servicer to make any Advance required to be made from its own funds pursuant to Section 4.3(a) which continues unremedied for a period of

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     one Business Day after the date upon which such Advance was to have been made;

then, if an Event of Default described in clauses (i)-(v) of this Section 7.1 shall occur, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the Holders of Certificates evidencing, in aggregate, not less than 25% of the Trust Fund or 51% of the aggregate Percentage Interests of any Class of Certificates by notice in writing to the Master Servicer [and the Back-up Servicer] (and to the Trustee if given by the Certificateholders [and the Back-up Servicer if given by the Trustee]) may terminate all of the rights and obligations of the Master Servicer under this Agreement, but without prejudice to any rights it may have to reimbursement of expenses, Advances and other advances of its own funds as Master Servicer to the extent permitted by this Agreement, other than the Depositor's (or its successors') obligation to repurchase any Mortgage Loans pursuant to Section 2.2 or 2.3 shall survive any such termination. If an Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice in writing to the Master Servicer [and the Back-up Servicer], which shall be telecopied to the Master Servicer, immediately terminate all of the rights and obligations of the Master Servicer, under this Agreement and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in [the Trustee or the Back-up Servicer] pursuant to and under this Section 7.1 (subject to the provisions of Section 7.5 in the case of [the Trustee or the Back-up Servicer]); and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise at the expense of the Master Servicer. The Master Servicer agrees to cooperate with the Trustee [and the Back-up Servicer] in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records whether in written or electronic form reasonably requested by it to enable [it] [the Back-up Servicer] to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee of this Agreement all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received with respect to the Mortgage Loans as well as any escrowed funds held by it or in connection with its servicing activities hereunder. The Master

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Servicer and the Trustee shall give the Rating Agency notice of any Event of
Default.

     Section 7.2. Other Remedies of Trustee. During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.1, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

     Section 7.3. Directions by Certificateholders and Duties of Trustee During Event of Default. During the continuance of any Event of Default, Holders of Certificates evidencing, in aggregate, not less than 25% of the Trust Fund or 51% of the aggregate Percentage Interests of any Class of Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement, provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer or any successor servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of
Section 8.1, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders or if the Trustee has received contrary directions pursuant to this Section.

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     Section 7.4. Action upon Certain Failures of Master Servicer and upon Event of Default. In the event that the Trustee shall have knowledge of any failure of the Master Servicer specified in Section 7.1(i) or (ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee may, but need not if the Trustee deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer.
In the event that the Trustee shall have knowledge of an Event of Default, the Trustee shall give prompt written notice thereof to the Certificateholders and to the Rating Agency. For all purposes of this Agreement, in the absence of actual knowledge by a Responsible Officer of the Trustee, the Trustee shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.1(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

     Section 7.5. Appointment of [Back-up Servicer].

     (a) When the Master Servicer receives a notice of termination pursuant to
Section 7.1 or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.4, [the Trustee] [or the Back-up Servicer], shall become the successor in all respects to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein, provided however, that [the Trustee's] [or the Back-up Servicer's] obligation to make any Advances shall be no greater than set forth in Section 4.3 of this Agreement, and [the Trustee] [or the Back-up Servicer] shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof (except those contained in Sections 2.2 and 2.3) and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer and provided further that [the Trustee] [or the Back-up Servicer] shall not be required to make an Advance from its own funds if such Advance would be prohibited by law. As compensation therefor, [the Trustee] [or the Back-up Servicer] shall be entitled to receive monthly an amount not to exceed the Administration Fee as agreed by [the Trustee] [or the Back-up Servicer] and the Master Servicer, together with such other servicing compensation in the form of assumption fees, late charges, prepayment fees or otherwise as provided in Section 3.9. If the agreed amount is less than the Administration Fee, the excess shall be paid to the Class R Certificateholder. If [the Trustee] [or the Back-up Servicer] and the Master Servicer shall not agree on the amount of such compensation, the Trustee shall solicit bids for a successor servicer as described in Section 7.5(b), provided, however, if no successor servicer is

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obtained through the bidding process, [the Trustee] [or the Back-up Servicer]
may act as such, or may pursuant to Section 7.5(b) appoint a successor servicer to act as such, for the Administration Fee together with such other servicing compensation as provided in Section 3.9. In no event shall [the Trustee's] [or the Back-up Servicer's] assumption of or succession to the obligations of the Master Servicer make [the Trustee] [or the Back-up Servicer] liable for any actions or omissions of the Master Servicer in its capacity as Master Servicer.

     (b) Notwithstanding the above, the Trustee may and shall, if [it] [or the Back-up Servicer] is unable (or unwilling due to disagreement on compensation as provided in Section 7.5(a)) to act as Master Servicer, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or mortgage servicing institution which is an approved FNMA or FHLMC servicer having a net worth of not less than $________________ and meeting such other standards as are set forth in Section 6.4 hereof for a successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder (except the repurchase obligations set forth in Sections 2.2 and 2.3 hereof, which shall remain obligations of the Depositor); provided, however, that until such appointment and assumption, the Trustee will continue to perform the servicing obligations pursuant to this Agreement (and until such time shall be entitled to receive the Administration Fees pursuant to Section 3.9). The compensation of any successor servicer so appointed shall be equal to the Administration Fees specified in Section 3.9 together with such other compensation as is provided in said Section 3.9. In the event the Trustee is required to solicit bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions acceptable to the Trustee and meeting the qualifications set forth above in this Section for the purchase of the servicing functions. Such public announcement shall specify that the successor servicer shall be entitled to the full amount of the Administration Fee on the aggregate unpaid principal balance of the Mortgage Loans as servicing compensation for servicing the Mortgage Loans, together with the other servicing compensation in the form of assumption fees, late payment charges, prepayment fees or otherwise as provided in Section 3.9. Within 45 days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder (except the repurchase obligations set forth in Section 2.2 and 2.3 hereof, which shall remain obligations of the Depositor) to the qualified party submitting the highest qualifying bid. The Trustee shall deduct all costs and expenses of any public announcement and of any

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sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trustee to the Class R Certificateholder at the time of such sale, transfer and assignment to the Master Servicer's successor.

     (c) The Master Servicer agrees to cooperate with the Trustee and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee or such successor servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account [and the Reserve Fund] by the Master Servicer or which are thereafter received with respect to the Mortgage Loans. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it.

     Section 7.6. Notification to Certificateholders. Upon any termination of the Master Servicer or appointment of a successor to the Master Servicer, in each case as provided herein, the Trustee shall as soon as practicable give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and the Rating Agency.

                                 ARTICLE VIII

                            CONCERNING THE TRUSTEE

     Section 8.1. Duties of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee, subject to the provisions of Sections 7.1, 7.3, 7.4 and 7.5, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

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     Subject to Sections 8.2(i), 8.3 and 8.4, the Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's reasonable satisfaction, the Trustee will provide notice thereof to the Certificateholders and the Rating Agency.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or in the event the Trustee is acting as successor servicer pursuant to Section 7.5, to the standard imposed on the Master Servicer pursuant to Section 6.3 of this Agreement; provided, however, that:

          (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          (ii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders holding Certificates which have an aggregate Denomination not less than 25% of the aggregate Denomination of all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

          (iii) The Trustee shall not be liable for any error of judgment made in good faith by any Responsible Officer, unless it shall be proved that the Trustee or such Responsible Officer was negligent in ascertaining the pertinent facts;

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


          (iv) The Trustee shall not be liable for any act or omission of the Depositor (except for its own acts or omissions as Master Servicer hereunder) or for any but its own acts or omissions; and

          (v) The Trustee shall not be deemed to have knowledge of any matter, including without limitation an Event of Default, unless one of its Responsible Officers has actual knowledge thereof or unless written notice thereof, referring to the Certificates, the Depositor, the Trust Fund or this Agreement is received by the Trustee at its Corporate Trust Office.

     None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties as Trustee hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     Section 8.2. Certain Matters Affecting Trustee. Except as otherwise provided in Section 8.1:

          (i) Before acting or refraining from acting the Trustee may request or require an Officer's Certificate; the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) The Trustee may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (iii) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement; and

          (iv) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and any such agents or attorneys shall be entitled to all indemnities and protection afforded to the Trustee. Any designee of the

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     Trustee shall be considered its "agent" hereunder whether performing it as an independent contractor or otherwise.

     Section 8.3. Trustee Not Required to Make Investigation. Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, Mortgage, Mortgage Note or other paper or document, unless requested in writing so to do by Holders of Certificates having a Fractional Undivided Interest not less than 51% of the Trust Fund; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Depositor or, if paid by the Trustee, shall be repaid by the Depositor upon demand.

     Section 8.4. Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Master Servicer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Master Servicer of any of the Certificates or of the proceeds of such Certificates or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or for investment of any such amounts.

     Neither the Trustee nor any of the directors, officers, employees or agents of the Trustee shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment while an Event of Default exists; provided, however, that this provision shall not protect the Trustee or any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Master Servicer and

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held harmless against any loss, liability or expense, including reasonable attorneys' fees, incurred in connection with or related to the Trustee's performance of its powers and duties under this Agreement (including, without limitation, performance under Section 8.1 hereof), or any action relating to this Agreement or the Certificates, or the performance of the Trustee's duties hereunder, other than any loss, liability or expense incurred by any such Person by reason of willful misfeasance, bad faith or negligence in the performance of duties. Any such losses, liabilities and expenses resulting therefrom shall be losses, liabilities and expenses of the Master Servicer. The indemnification provided hereunder shall survive termination of this Agreement.

     Section 8.5. Trustee May Own Certificates. The Trustee and any agent of the Trustee in its individual or any other capacity may become the owner of or a pledgee of the Certificates with the same rights it would have if it were not Trustee or such agent.

     Section 8.6. Master Servicer to Pay Trustee's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Trustee monthly (or as otherwise agreed), and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Master Servicer shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances, including reasonable attorneys' fees, incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Master Servicer shall indemnify the Trustee for any liability of or assessment against the Trustee resulting from any error in any tax or tax information returns prepared or caused to be prepared by the Master Servicer.

     Section 8.7. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $__________ and subject to supervision or examination by federal or state authority. The Trustee shall not control the Master Servicer nor be a parent of or a subsidiary of the Master Servicer. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.7 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.7, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.8.

     Section 8.8. Resignation and Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Master Servicer. Such notice shall also be furnished to the Rating Agency. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee at the expense of the Master Servicer as long as the Master Servicer is acting as the Master Servicer at such time.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.7 and shall fail to resign after written request for the Trustee's resignation by the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, with or without cause, the Master Servicer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

     The Holders of Certificates having a Fractional Undivided Interest aggregating not less than 51% of the aggregate Denomination of all Certificates may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instrument or instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed.

     Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this

Section 8.8 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.9.

     Section 8.9. Successor Trustee. Any successor trustee appointed as provided in Section 8.8 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective, and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall deliver or cause to be delivered to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held by the Custodian, if it shall agree to become the agent of any successor trustee hereunder), and the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

     No successor trustee shall accept appointment as provided in this Section
8.9 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.7.

     Upon acceptance of appointment by a successor trustee as provided in this
Section 8.9, the Master Servicer shall mail notice of the succession of such trustee hereunder to all holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agency. If the Master Servicer fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

     Section 8.10. Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such Person shall be eligible under the provisions of Section 8.7, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 8.11. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.11, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. Each co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.7 hereunder but no notice to holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under
Section 8.9 hereof.

     In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.11, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or a portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Section 8.12. Appointment of Custodians. The Trustee may, with the consent of the Master Servicer, appoint one or more Custodians, not affiliated with the Master Servicer, to review, pursuant to Section 2.2 hereof, and hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement; provided, however, that if the Trustee delegates an affiliate to act as a custodian, no such Custodial Agreement needs to be entered into so long as the Trustee remains Custodian of record under this Agreement. Subject to Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Any Custodian appointed shall be an institution subject to supervision by federal or state authority, shall have combined capital and surplus of at least $__________ and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.

     Section  8.13.  Authenticating Agent.
                     --------------------

     (a) The Trustee may appoint from time to time an authenticating agent (the "Authenticating Agent") which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by the Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by the Authenticating Agent. Any successor Authenticating Agent must be acceptable to the Master Servicer and have a principal office and place of business in _______, __________________ or ________________, __________, have a combined capital and surplus of at least $__________, and be authorized to do a trust business and subject to supervision or examination by federal or state authorities.

     (b) Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     (c) The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and to the Master Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice of termination to the Authenticating Agent and to the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.13, the Trustee promptly shall appoint a successor Authenticating Agent, shall give written notice of such appointment to the Master Servicer and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.13.

     (d) The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.6.


                                   ARTICLE IX

                                  TERMINATION

     Section 9.1. Termination upon Purchase by the Class R Certificateholder or Liquidation of All Mortgage Loans. The respective obligations and responsibilities of the Master Servicer and the Trustee created hereby (other than the obligation to make payments to Certificateholders as hereafter set forth in this Section 9.1 and obligations to the Trustee in Sections 8.4 and 8.6) shall terminate upon the earlier of (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired in respect of any Mortgage Loan or (ii) the purchase by the Class R Certificateholder of all Mortgage Loans at a price equal to the sum of (a) the principal balance of each Mortgage Loan plus accrued interest thereon at the applicable Mortgage Pass-Through Rate to the next scheduled Installment Due Date, less any Nonrecoverable Advances made with respect to any such Mortgage Loans and (b) the fair market value of all acquired property in respect of Mortgage Loans, less any Nonrecoverable Advances made with respect to any such Mortgage Loans, such fair market value to be determined by an appraiser selected by the Trustee or (iii) the purchase by the Master Servicer, so long as the Master Servicer is the Class R Certificateholder, of all outstanding Class A Certificates and Class B Certificates and delivery of such Certificates to the Trustee; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 60 years from the date of the execution and delivery of this Agreement; and provided further, that a "plan of liquidation" in accordance with Section 860F of the Code must be adopted in conjunction with any termination effected pursuant to subclauses (i), (ii), or (iii) of this
Section 9.1.

     The Class R Certificateholder is hereby granted the right to purchase the Mortgage Loans pursuant to clause (ii) above, provided however that such right shall be conditioned upon the Principal Balances of such Mortgage Loans, at the time of any such purchase, aggregating an amount less than 10% of the aggregate Principal Balance of the Mortgage Loans on the Cut-off Date, after deduction of payments due on or before such date.

     Notice of any termination pursuant to clause (i) or (ii) above, specifying the Distribution Date upon which all Certificateholders may surrender their Certificates to the Trustee for payment and cancellation, shall be given promptly by the Trustee (upon direction by the Master Servicer no less than 10 days prior to the date such notice is to be mailed) by letter to Certificateholders and the Rating Agency mailed by first class mail no later than the 25th day of the month preceding the month of such final distribution specifying (i) the Distribution Date upon which final payment on the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar and the Rating Agency at the time such notice is given to the Certificateholders. Upon any such notice, the duties of the Certificate Registrar shall terminate. In the event such notice is given in connection with the Class R Certificateholder's election to purchase, the Class R Certificateholder shall deposit in the Certificate Account on the applicable Distribution Date an amount equal to the above-described purchase price and upon such deposit Certificateholders will be entitled to the amount of such purchase price but not amounts in excess thereof, all as provided herein. Upon presentation and surrender of the Certificates pursuant to any termination under this Section 9.1, the Trustee shall cause to be distributed to

Certificateholders an amount equal to (a) the amount otherwise distributable on such Distribution Date, if not in connection with a purchase; or (b) if the Class R Certificateholder elected to so purchase, the purchase price calculated as above provided. Upon any termination pursuant to clause (iii) above, or upon certification to the Trustee by a Servicing Officer following such final deposit, the Trustee and any Custodians shall promptly release to the Master Servicer the Mortgage Files for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

     In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee shall take appropriate and reasonable steps as directed by the Master Servicer, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain in trust hereunder.

     Section 9.2. Trusts Irrevocable. Except as expressly provided herein, all trusts created hereby are irrevocable.

     [Section  9.3.  Additional Termination Requirements.

     (a) In the event the Class R Certificateholder exercises its purchase option as provided in Section 9.1, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.3 will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust Fund as described in Section 860F(a)(2) of the Code, or (ii) cause the Trust Fund to fail to qualify as a REMIC at any time that any Class A or Class B Certificates are outstanding:

          (A) Within 90 days prior to the final Distribution Date set forth in the notice given by the Class R Certificateholder under Section 9.1, the holder of the Class R Certificate shall prepare the documents associated with and shall adopt a plan of complete liquidation of the Trust Fund; and

          (B) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Master Servicer as agent of the Trustee shall sell all of the assets of the Trust Fund to the Class R Certificateholder for cash in accordance with such plan of liquidation; provided, however, that in the event that a calendar quarter ends after the time of adoption of such a plan of complete liquidation but prior to the final Distribution Date, the Master Servicer shall not sell any of the assets of the Trust Fund prior to the close of that calendar quarter.

     (b) By its acceptance of the Class R Certificate, the Class R Certificateholder hereby agrees to adopt such a plan of complete liquidation and to take such other action in connection therewith as may be reasonably requested by the Master Servicer.]


                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

     Section 10.1. Amendment. This Agreement may be amended from time to time by the Depositor and the Trustee, without the consent of any of the Certificateholders, (a) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement, or [(b) to modify, eliminate or add to any provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund as a REMIC at all times that any Class A or B Certificates are outstanding, provided that the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification,] provided that such action under clauses (a) and (b) above shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     This Agreement may also be amended from time to time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing, in aggregate, not less than 50% of the Trust Fund for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed in respect of any Certificate without the consent of the Holder of such Certificate; (b) adversely affect in any material respect the interest of the Holders of the Class A

Certificates in a manner other than as described in (a) above without the consent of the Holders of Class A Certificates aggregating not less than 66-2/3% of the aggregate Percentage Interest evidenced by all Class A Certificates; (c) adversely affect in any material respect the interest of the Holders of the Class B Certificates in a manner other than as described in clause (a) above without the consent of the Holders of Class B Certificates aggregating not less than 66-2/3% of the aggregate Percentage Interest evidenced by all Class B Certificates; (d) adversely affect in any material respect the interest of the Class R Certificateholder without the consent of the Holders of the Class R Certificate; (e) change in any material respect the rights and obligations of the Master Servicer [or the Back-up Servicer] under this Agreement without the prior written consent of such party; or (f) reduce the aforesaid percentage of the Certificates the Holders of which are required to consent to any such amendments without the consent of the Holders of all Certificates then outstanding; [provided, that for the purposes of this Agreement, the Holder of the Class R Certificate shall have no right to vote at all times that any Class A or B Certificates are outstanding if such amendment relates to the modification, elimination or addition of any provision necessary to maintain the qualification of the Trust Fund as a REMIC.]

     [Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not cause the Trust Fund to fail to qualify as a REMIC at any time that any Class A or Class B Certificates are outstanding.]

     As soon as practicable after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and the Rating Agency.

     It shall not be necessary for the consent of the Certificateholders under this Section 10.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     Section 10.2. Recordation of Agreement. This Agreement (or an abstract hereof, if acceptable by the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at its expense, but only after the Depositor has delivered to the Trustee an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 10.3. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     Except as otherwise expressly provided herein no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing, in aggregate, not less than 25% of the Trust Fund shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each

Certificateholder with every other Certificateholder and the Trustee, that no one or more holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.3, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 10.4. Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF [ILLINOIS] (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 10.5. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested
(a) in the case of the Depositor, to ABN AMRO Mortgage Corporation, 181 West Madison Street, Suite 3250, Chicago, Illinois 60602, Attention: Maria Fregosi -- Director - ABN AMRO Mortgage Operations, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Depositor,
(b) in the case of the Master Servicer, to LaSalle Home Mortgage Corporation, 4242 North Harlem Avenue, Norridge, Illinois 60634, Attention: Master Servicer or such other address as may hereafter be furnished to the Depositor and the Trustee in writing by the Master Servicer and (c) in the case of the Trustee, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Depositor and the Master Servicer in writing by the Trustee, in each case
Attention: Corporate Trust Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice; provided that any demand, notice or communication to or upon the Depositor, the Master Servicer or the Trustee shall not be effective until received.

     Section 10.6. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or
                                      97
terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

     Section 10.7. Sale of Class A Certificates. The Depositor shall notify the Rating Agency of any sale of its interest in the Class A Certificates.

     IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                ABN AMRO MORTGAGE CORPORATION,
                                 as Depositor



                                       By
                                         -------------------------------------
                                       Its
                                          ------------------------------------


                                       ----------------------------,
                                       as Trustee


                                       By
                                         -------------------------------------
                                       Its
                                          ------------------------------------


                                       [LASALLE HOME MORTGAGE CORPORATION],
                                         as Master Servicer


                                       By
                                         -------------------------------------
                                       Its
                                          ------------------------------------

STATE OF            )
        ----------- : ss.:
COUNTY OF           )
         ----------

          On ________________, 199__ before me, ____________________________, personally appeared _______________________, a ___________________ of ABN AMRO
Mortgage Corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


                              WITNESS my hand and official seal


                              Signature                           (Seal)
                                       -------------------------



STATE OF            )
        ----------- : ss.:
COUNTY OF           )
         ----------

          On the ___ of ______, 199__ before me, personally appeared _______________ known to me to be ____________ of _________________________, one
of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                        ---------------------------------
                                        Notary Public

[NOTARIAL SEAL]

STATE OF            )
        ----------- : ss.:
COUNTY OF           )
         ----------

          On this ___ day of ______, 199__, before me, personally appeared ______________, known to me to be _______________ of
_______________________________ and one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                        ------------------------------
                                        Notary Public

[NOTARIAL SEAL]

                                   EXHIBIT A

                     [FORM OF FACE OF CLASS A CERTIFICATE]

     NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE HOLDER HEREOF DELIVERS TO THE TRUSTEE THE CERTIFICATION, RULING OR OPINION OR OPINIONS OF COUNSEL REQUIRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.2 OF THE REQUIRED POOLING AND SERVICING AGREEMENT.

[Solely for U.S. federal income tax purposes, this Certificate is a "Regular Interest" in a "Real Estate Mortgage Investment Conduit," as those terms are defined, respectively, in Sections 860G and 860D of the Internal Revenue Code of 1986, as amended.] The issue date of this Certificate is ______ ___, 19__. Because the rates of interest on the Mortgage Loans are variable, the total amount of original issue discount ("OID"), for federal income tax purposes, cannot be calculated. The annual yield to maturity cannot be predicted at this time because it is variable. Assuming that the Mortgage Loans underlying the Certificates prepay at the prepayment assumption used by the issuer in pricing this Certificate, the amount of OID attributable to the short period is $_______ per $100,000 Denomination, computed under the exact method as defined in proposed Treasury regulations.

     THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. THIS CERTIFICATE DOES NOT CONSTITUTE A SAVINGS ACCOUNT OR DEPOSIT AND NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS WILL BE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY NOR HAS THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY PASSED UPON THE ACCURACY OF THE INFORMATION CONTAINED HEREIN.

     THIS CERTIFICATE HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       MORTGAGE PASS-THROUGH CERTIFICATE

     evidencing an undivided interest in Mortgage Loans representing beneficial ownership of certain monthly distributions from a pool of [adjustable] [fixed] rate mortgage loans secured by one- to four-unit residential properties originated or acquired by

                         ABN AMRO Mortgage Corporation,
                                  as Depositor
              (Not an interest in or obligation of the Depositor)

Certificate No.
Class                                  A
Series                                 19__-1
Cut-off Date                           _________, 19__
Issue Date                             __________, 19__
Denomination                           $

Aggregate Denomination
of all Class A
Certificates                           $___________

Initial Pass-Through Rate

CUSIP No.                                   ______________


     THE PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE [INCREASED BY A PORTION BY DEFERRED INTEREST ACCRUING ON THE MORTGAGE LOANS AND] DECREASED BY PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN ABOVE. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.


     THIS CERTIFIES THAT                               is the registered
owner of an undivided interest in a trust fund (the "Trust Fund") consisting of
(i) a pool of residential mortgage loans (the "Mortgage Loans") originated or acquired by ABN AMRO Mortgage Corporation (hereinafter in its capacity as Depositor under the Pooling and Servicing Agreement described below called the "Depositor," which term includes any successor entity under the Pooling and Servicing Agreement referred to below), (ii) such amounts as from time to time may be held by the Master Servicer in the Certificate Account, the Pre-Funding Account, if any, [and the Reserve Fund] established and maintained by the Depositor pursuant to the Pooling and Servicing Agreement, (iii) the insurance policies, if any, relating to each Mortgage Loan and (iv) property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure. The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Pooling and Servicing Agreement") among the Depositor, the Master Servicer and ____________________, as trustee (the "Trustee"). This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series and Class specified above (the "Class A Certificates"), and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling Servicing Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth below. Also issued under the Pooling and Servicing Agreement are Mortgage Pass-Through Certificates of the same Series, Class B (the "Class B Certificates") and a Residual Certificate of the same Series representing the "residual interests" in the Trust Fund (the "Residual Certificate"). The Class A, Class B and Residual Certificates are herein collectively called the "Certificates."

     Any term used herein which is defined in the Pooling and Servicing Agreement shall have the meaning assigned thereto in such agreement, and nothing herein shall be deemed inconsistent with that meaning.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement, or be valid for any purpose.

     IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed under its official seal.

                                       ABN AMRO MORTGAGE CORPORATION,
                                         as Depositor



                                       By: __________________________
                                             [President]

DATED:

[SEAL]

Attest:


                              By: _________________________
                                    Secretary

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     THIS IS ONE OF THE CLASS A CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                              ______________________________
                                    as Authenticating Agent



                              ______________________________
                                      Authorized Signer

                    [FORM OF REVERSE OF CLASS A CERTIFICATE]

                         ABN AMRO MORTGAGE CORPORATION
          MORTGAGE PASS-THROUGH CERTIFICATE, CLASS A, SERIES 19__-[ ]


          The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing the month after the month in which the Cut-off Date occurs, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such distribution (the "Record Date"), an amount equal to the product of the Percentage Interest in the Class A Distribution evidenced by this Certificate and the Class A Distribution. [The Mortgage Loans underlying this Certificate may in certain cases accrue Deferred Interest. The amount of Deferred Interest accrued on a Mortgage Loan will be added to the Principal Balance thereof and will accrue interest at the Mortgage Interest Rate.]

          As provided for in the Pooling and Servicing Agreement, the right, title and interest of the Class A Certificateholders to receive distributions in respect thereof on any Distribution Date shall be senior to the rights of the Class B Certificateholders to receive distributions in respect of the Class B Certificates. The Class B Certificateholders shall bear all Excess Credit Losses, Bankruptcy Losses up to the Bankruptcy Loss Limit, Fraud Losses up to the Fraud Loss Limit and Special Hazard Losses up to the Special Hazard Loss Limit until the Class B Principal Balance equals zero. All Excess Credit Losses, Fraud Losses up to the Fraud Loss Limit, Special Hazard Losses up to the Special Hazard Limit and Bankruptcy Losses up to the Bankruptcy Loss Limit, to the extent not allocated to the Class B Certificateholders shall be allocated to the Class A Certificates on the related Distribution Date.

          Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if the aggregate Certificate Amount of the Certificates held by the Certificateholder is in excess of $_________ and the Certificateholder so requests by notifying the Trustee in writing as specified in the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account specified in writing by the Certificateholder to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Master Servicer of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee designated in such notice.

          The Pooling and Servicing Agreement permits the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Certificateholders under the Pooling and Servicing Agreement from time to time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing, in aggregate, not less than 50% of the Trust Fund for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, that no such amendment shall:

           (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed in respect of any Certificate without the consent of the Holder of such Certificate;

           (ii) adversely affect in any material respect the interest of the Holders of the Class A Certificates in a manner other than as described in
     (i) above without the consent of the Holders of Class A Certificates aggregating not less than 66-2/3% of the aggregate Percentage Interest evidenced by all Class A Certificates;

           (iii) adversely affect in any material respect the interest of the Holders of the Class B Certificates in a manner other than as described in clause (i) above without the consent of the Holders of Class B Certificates aggregating not less than 66-2/3% of the aggregate Percentage Interest evidenced by all Class B Certificates;

           (iv) adversely affect in any material respect the interest of the Class R Certificateholder without the consent of the Holders of the Class R Certificate;

           (v) change in any material respect the rights and obligations of the Master Servicer [or the Back-up Servicer] under the Pooling and Servicing Agreement without the prior written consent of such party; or

           (vi) reduce the aforesaid percentage of the Certificates the Holders of which are required to consent to amendments to the Pooling and Servicing Agreement without the consent of the Holders of all Certificates then outstanding; [provided, that the Holder of the Class R Certificate shall have no right to vote at all times that any Class A or B Certificates are outstanding if such amendment of the Pooling and Serving Agreement relates to the modification, elimination or addition of any provision necessary to maintain the qualification of the Trust Fund as a REMIC;]

provided, that for the purposes of the Pooling and Servicing Agreement, the holder of the Residual Certificate shall vote only with respect to items (i) and
(iii) above.

          Any such consent by the holder of this Certificate shall be conclusive and binding on such holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited, circumstances, without the consent of the holders of any of the Certificates (including amendment or modification to cure any ambiguity).

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable on the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Certificate Registrar in the County of ____________, __________, or ____________, ________, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Master Servicer and the Certificate Registrar duly executed by, the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Class A Certificates for the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Class A Certificates are issuable only as registered Certificates without coupons evidencing a minimum Denomination of $_________ (except for one
odd Certificate) and greater integral multiples of $      .  As provided in the
Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Class A Certificates evidencing a like aggregate Percentage Interest, as requested by the holder surrendering the same.

          No service charge will be made to the Certificateholders for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer and the Trustee and any agent of the Depositor, the Master Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer nor the

Trustee nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation to make payments to Certificateholders pursuant to the Pooling and Servicing Agreement) shall terminate upon the payment to the Class A and Class B Certificateholders and the Residual Certificateholder of all amounts due them under the Pooling and Servicing Agreement. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond a date 60 years after the date of the execution and delivery of the Pooling and Servicing Agreement.

                             ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applications of laws or regulations:

          TEN COM--as tenants in common

          UNF GIFT MIN ACT--......(Minor) under Uniform Gifts To Minors Act....
          (State)

          Custodian ....... (Cust)

          TEN ENT -- as tenants by the entireties

          JT TEN --  as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

------------------------------

-------------------------------------------------------------------------------

Please print or typewrite name and address including postal zip code of assignee

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


     The within Certificate and all rights thereunder, hereby irrevocably constituting and appointing ________________________________________ attorney transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:_____________

                    ___________________________________________________________
                    NOTICE:    The signature to this assignment must correspond
                    with the name as written upon the face of the written instrument in every particular, without alteration or enlargement, or any change whatever.

                                   EXHIBIT B

                     [FORM OF FACE OF CLASS B CERTIFICATE]


     THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE HOLDER HEREOF DELIVERS TO THE TRUSTEE THE CERTIFICATION, RULING OR OPINION OR OPINIONS OF COUNSEL REQUIRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.2 OF THE REQUIRED POOLING AND SERVICING AGREEMENT.

[Solely for U.S. federal income tax purposes, this Certificate is a "Regular Interest" in a "Real Estate Mortgage Investment Conduit," as those terms are defined, respectively, in Sections 860G and 860D of the Internal Revenue Code of 1986, as amended. The issue date of this Certificate is ______ ___, 19__.] Because the rates of interest on the Mortgage Loans are variable, the total amount of original issue discount ("OID"), for federal income tax purposes, cannot be calculated. The annual yield to maturity cannot be predicted at this time because it is variable. Assuming that the Mortgage Loans underlying the Certificates prepay at the prepayment assumption used by the issuer in pricing this Certificate, the amount of OID attributable to the short period is $_______ per $100,000 Denomination, computed under the exact method as defined in proposed Treasury regulations.

     THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. THIS CERTIFICATE DOES NOT CONSTITUTE A SAVINGS ACCOUNT OR DEPOSIT AND NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS WILL BE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY NOR HAS THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY PASSED UPON THE ACCURACY OF THE INFORMATION CONTAINED HEREIN.

     THIS CERTIFICATE HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       MORTGAGE PASS-THROUGH CERTIFICATE


     evidencing an undivided interest in Mortgage Loans representing beneficial ownership of certain monthly distributions from a pool of [adjustable] [fixed] rate mortgage loans secured by one- to four-unit residential properties originated or acquired by

                         ABN AMRO MORTGAGE CORPORATION,
                                  as Depositor
              (Not an interest in or obligation of the Depositor)

Certificate No.
Series                                 19__ - ___ Class B
Cut-off Date                           ___________ __, 19
Issue Date                             ___________ __, 19
Denomination                           $

Aggregate Denomination
of all Class B Certificates            $_______________________

Initial Pass-Through Rate                 ______


     THE PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE [INCREASED BY A PORTION OF DEFERRED INTEREST ACCRUING ON MORTGAGE LOANS] DECREASED BY PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN ABOVE. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.

     THIS CERTIFIES THAT                               is the registered owner
of an undivided interest in a trust fund (the "Trust Fund") consisting of (i) a pool of residential mortgage loans (the "Mortgage Loans") originated or acquired by ABN AMRO Mortgage Corporation (hereinafter in its capacity as Depositor under the Pooling and Servicing Agreement described below called the "Depositor," which term includes any successor entity under the Pooling and Servicing Agreement referred to below), (ii) such amounts as from time to time may be held by the Master Servicer in the Certificate Account, the Pre-Funding Account, if any, [and the Reserve Fund] established and maintained by the Depositor pursuant to the Pooling and Servicing Agreement, (iii) the insurance policies, if any, relating to each Mortgage Loan and (iv) property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure. The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Pooling and Servicing Agreement") among the Depositor, the Master Servicer and ____________________, as trustee (the

"Trustee"). This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series and Class specified above (the "Class B Certificates"), and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth below. Also issued under the Pooling and Servicing Agreement are a Residual Certificate of the same Series representing the "residual interests" in the Trust Fund (the "Residual Certificate"), and Mortgage Pass-Through Certificates of the same Series, Class A (the "Class A Certificates"). The Class A, Class B and Residual Certificates are herein collectively called the "Certificates."

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement, or be valid for any purpose.

     IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed under its official seal.

                              ABN AMRO MORTGAGE CORPORATION,
                                as Depositor



                              By: __________________________
                                    [President]

DATED:

[SEAL]

Attest:


                              By: _________________________
                                 Secretary

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     THIS IS ONE OF THE CLASS B CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                 ______________________________
                                 as Authenticating Agent



                                 ______________________________
                                      Authorized Signer

                    [FORM OF REVERSE OF CLASS B CERTIFICATE]

                         ABN AMRO MORTGAGE CORPORATION
          MORTGAGE PASS-THROUGH CERTIFICATE, CLASS B, SERIES 19__-[ ]

     The Depositor will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing the month after the month in which the Cut-off Date occurs, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such distribution (the "Record Date"), an amount equal to the product of the Percentage Interest in the Class B Distribution evidenced by this Certificate and the Class B Distribution. [The Mortgage Loans underlying this Certificate may in certain cases accrue Deferred Interest. The amount of Deferred Interest accrued on a Mortgage Loan will be added to the Principal Balance thereof and will accrue interest at the Mortgage Interest Rate.]

     As provided for in the Pooling and Servicing Agreement, the right, title and interest of the Class B Certificateholders to receive distributions in respect thereof on any Distribution Date shall be subordinate to the rights of the Class A Certificateholders to receive distributions in respect of the Class A Certificates. The Class B Certificateholders shall bear all Excess Credit Losses, Bankruptcy Losses up to the Bankruptcy Loss Limit, Fraud Losses up to the Fraud Loss Limit and Special Hazard Losses up to the Special Hazard Loss Limit until the Class B Principal Balance equals zero. All Excess Credit Losses, Fraud Losses up to the Fraud Loss Limit, Special Hazard Losses up to the Special Hazard Limit and Bankruptcy Losses up to the Bankruptcy Loss Limit, to the extent not allocated to the Class B Certificateholders shall be allocated to the Class A Certificates on the related Distribution Date.

     Holders of Class B Certificates are not required to refund any amounts which have previously been properly distributed to them.

     Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if the aggregate Certificate Amount of the Certificates held by the Certificateholder is in excess of $_____________ and the Certificateholder so requests by notifying the Trustee in writing as specified in the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account specified in writing by the Certificateholder to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Depositor of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee designated in such notice.

          The Pooling and Servicing Agreement permits the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Certificateholders under the Pooling and Servicing Agreement from time to time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing, in aggregate, not less than 50% of the Trust Fund for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, that no such amendment shall:

           (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed in respect of any Certificate without the consent of the Holder of such Certificate;

           (ii) adversely affect in any material respect the interest of the Holders of the Class A Certificates in a manner other than as described in
     (i) above without the consent of the Holders of Class A Certificates aggregating not less than 66-2/3% of the aggregate Percentage Interest evidenced by all Class A Certificates;

           (iii) adversely affect in any material respect the interest of the Holders of the Class B Certificates in a manner other than as described in clause (i) above without the consent of the Holders of Class B Certificates aggregating not less than 66-2/3% of the aggregate Percentage Interest evidenced by all Class B Certificates;

           (iv) adversely affect in any material respect the interest of the Class R Certificateholder without the consent of the Holders of the Class R Certificate;

           (v) change in any material respect the rights and obligations of the Master Servicer or the Back-up Servicer under the Pooling and Servicing Agreement without the prior written consent of such party; or

           (vi) reduce the aforesaid percentage of the Certificates the Holders of which are required to consent to amendments to the Pooling and Servicing Agreement without the consent of the Holders of all Certificates then outstanding; [provided, that the Holder of the Class R Certificate shall have no right to vote at all times that any Class A or B Certificates are outstanding if such amendment of the Pooling and Serving Agreement relates to the modification, elimination or addition of any provision necessary to maintain the qualification of the Trust Fund as a REMIC;]

provided, that for the purposes of the Pooling and Servicing Agreement, the holder of the Residual Certificate shall vote only with respect to items (i) and
(iii) above.

          Any such Consent by the holder of this Certificate shall be conclusive and binding on such holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the holders of any of the Certificates (including amendment or modification to cure any ambiguity).

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable on the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Certificate Registrar in the County of ____________, __________, or ____________, ________, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Master Servicer and the Certificate Registrar duly executed by, the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Class B Certificates for the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Class B Certificates are issuable only as registered Certificates without coupons evidencing a minimum Denomination of $_________ (except for one
odd Certificate) and greater integral multiples of $      .  As provided in the
Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Class B Certificates evidencing a like aggregate Percentage Interest, as requested by the holder surrendering the same.

          No service charge will be made to the Certificateholders for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer and the Trustee and any agent of the Depositor, the Master Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer nor the Trustee nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation to make payments to Certificateholders pursuant to the Pooling and Servicing Agreement) shall terminate upon the payment to the Class A and Class B Certificateholders and the Residual Certificateholder of all amounts due them under the Pooling and Servicing Agreement. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond a date 60 years after the date of the execution and delivery of the Pooling and Servicing Agreement.

     IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed under its official seal.

                         ABN AMRO MORTGAGE CORPORATION,
                         as Depositor



                         By:
                            ----------------------------------------------
                                           [President]

DATED:

[SEAL]

Attest:


                         By:
                            -------------------------------------------------
                                                 Secretary

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     THIS IS ONE OF THE CLASS B CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       _________________________________
                                           as Authenticating Agent



                                       _________________________________
                                              Authorized Signor

                                 ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applications of laws or regulations:

          TEN COM--as tenants in common

          UNF GIFT MIN ACT--......(Minor) under Uniform Gifts To Minors Act....
          (State)

          Custodian ....... (Cust)

          TEN ENT -- as tenants by the entireties

          JT TEN --  as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

------------------------------

-------------------------------------------------------------------------------

Please print or typewrite name and address including postal zip code of assignee

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


     The within Certificate and all rights thereunder, hereby irrevocably constituting and appointing ________________________________________ attorney transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:_____________

                    ___________________________________________________________
                    NOTICE:    The signature to this assignment must correspond
                    with the name as written upon the face of the written instrument in every particular, without alteration or enlargement, or any change whatever.

                                  [EXHIBIT C]

                    [FORM OF FACE OF RESIDUAL CERTIFICATE]


     THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A AND CLASS B CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE HOLDER HEREOF DELIVERS TO THE TRUSTEE THE CERTIFICATION, RULING OR OPINION OR OPINIONS OF COUNSEL REQUIRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.2 OF THE POOLING AND SERVICING AGREEMENT.

     Solely for U.S. federal income tax purposes, this Certificate is a "Residual Interest" in a "Real Estate Mortgage Investment Conduit," as those terms are defined, respectively, in sections 860G and 860D of the Internal Revenue Code of 1986, as amended. The issue date of this Certificate is ______, 19__

     THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. THIS CERTIFICATE DOES NOT CONSTITUTE A SAVINGS ACCOUNT OR DEPOSIT AND NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS WILL BE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY NOR HAS THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY PASSED UPON THE ACCURACY OF THE INFORMATION CONTAINED HEREIN.

     THIS CERTIFICATE HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             RESIDUAL CERTIFICATE

     evidencing an undivided interest in Mortgage Loans representing beneficial ownership of certain monthly distribution from a pool of [adjustable] [fixed] rate mortgage loans secured by one- to four-unit residential properties originated or acquired by

                         ABN AMRO MORTGAGE CORPORATION,
                                  as Depositor
              (Not an interest in or obligation of the Depositor)

Certificate No.                                  1
Series                                           19__-__
Class                                            Residual Certificate
Issue Date                                       _____________ __, 19__
                                                 _____________ __, 19__

     THIS CERTIFICATE HAS NO STATED PRINCIPAL AMOUNT.

     THIS CERTIFIES THAT                                 is the registered owner
of an undivided interest in a trust fund (the "Trust Fund") consisting of (i) a pool of residential mortgage loans (the "Mortgage Loans") originated or acquired by ABN AMRO Mortgage Corporation, (hereinafter in its capacity as Depositor under the Pooling and Servicing Agreement described below called the "Depositor," which term includes any successor entity under the Pooling and Servicing Agreement referred to below), (ii) such amounts as from time to time may be held by the Master Servicer in the Certificate Account and the Pre-Funding Account, if any, [and the Reserve Fund] established and maintained by the Depositor pursuant to the Pooling and Servicing Agreement, (iii) the insurance policies, if any, relating to each Mortgage Loan and (iv) property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure. The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Pooling and Servicing Agreement") among the Depositor, the Master Servicer and ____________________, as trustee (the "Trustee"). This Certificate is a duly authorized and issued Residual Certificate of the Series and Class specified above (the "Residual Certificate"), and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth below. Also issued under the Pooling and Servicing Agreement are Mortgage Pass-Through Certificates of the same Series, Class B (the "Class B Certificates"), and Mortgage Pass-Through Certificates of the same Series, Class A (the "Class A Certificates"). The Class A, Class B and Residual Certificates are herein Collectively called the "Certificates."

     Any term used herein which is defined in the Pooling and Servicing Agreement shall have the meaning assigned in the Pooling and Servicing Agreement, and nothing herein shall be deemed inconsistent with that meaning.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement, or be valid for any purpose.

     The holder of this Certificate shall be entitled to receive the following distributions: the amounts, if any, which remain on deposit in the Certificate Account, after payment to the Class A and Class B Certificateholders of the amounts set forth in Section 9.1 of the Pooling and Servicing Agreement, and subject to the conditions set forth therein.

     The amounts set forth above shall be payable after the occurrence of the events set forth in the first paragraph of Section 9.1 of the Pooling and Servicing Agreement.

     The holder of the Residual Certificate is not required to refund any amounts which have previously been properly distributed to it.

     Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if the aggregate Certificate Amount of the Certificates held by the Certificateholder is in excess of $_____________ and the Certificateholder so requests by notifying the Trustee in writing as specified in the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account specified in writing by the Certificateholder to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Depositor of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee designated in such notice.

          The Pooling and Servicing Agreement permits the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Certificateholders under the Pooling and Servicing Agreement from time to time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing, in aggregate, not less than 50% of the Trust Fund for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, that no such amendment shall:

           (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed in respect of any Certificate without the consent of the Holder of such Certificate;

           (ii) adversely affect in any material respect the interest of the Holders of the Class A Certificates in a manner other than as described in
     (i) above without the consent of the Holders of Class A Certificates aggregating not less than 66-2/3% of the aggregate Percentage Interest evidenced by all Class A Certificates;

           (iii) adversely affect in any material respect the interest of the Holders of the Class B Certificates in a manner other than as described in clause (i) above without the consent of the Holders of Class B Certificates aggregating not less than 66-2/3% of the aggregate Percentage Interest evidenced by all Class B Certificates;

           (iv) adversely affect in any material respect the interest of the Class R Certificateholder without the consent of the Holders of the Class R Certificate;

           (v) change in any material respect the rights and obligations of the Master Servicer or the Back-up Servicer under the Pooling and Servicing Agreement without the prior written consent of such party; or

           (vi) reduce the aforesaid percentage of the Certificates the Holders of which are required to consent to amendments to the Pooling and Servicing Agreement without the consent of the Holders of all Certificates then outstanding; [provided, that the Holder of the Class R Certificate shall have no right to vote at all times that any Class A or B Certificates are outstanding if such amendment of the Pooling and Serving Agreement relates to the modification, elimination or addition of any provision necessary to maintain the qualification of the Trust Fund as a REMIC;]

provided, that for the purposes of the Pooling and Servicing Agreement, the holder of the Residual Certificate shall vote only with respect to items (i) and
(iii) above.

          Any such Consent by the holder of this Certificate shall be conclusive and binding on such holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefore or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the holders of any of the Certificates (including amendment or modification to cure any ambiguity).

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable on the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Certificate Registrar in the County of ____________, __________, or ____________, ________, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Master Servicer and the Certificate Registrar duly executed by, the holder hereof or such holder's attorney duly authorized in writing, and thereupon a new Residual Certificate will be issued to the designated transferee.

          The Residual Certificate is issuable only as a registered Certificate without coupons or any Denomination.

          No service charge will be made to the Certificateholders for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer and the Trustee and any agent of the Depositor, the Master Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer nor the Trustee nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation to make payments to Certificateholders pursuant to the Pooling and Servicing Agreement) shall terminate upon the payment to the Class A and Class B Certificateholders and the Residual Certificateholder of all amounts due them under the Pooling and Servicing Agreement. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond a date 60 years after the date of the execution and delivery of the Pooling and Servicing Agreement.

     IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed under its official seal.

                                       ABN AMRO MORTGAGE CORPORATION,
                                       as Depositor



                                       By:
                                          -----------------------------------
                                                       [President]

DATED:

[SEAL]

Attest:


                                       By:
                                          -----------------------------------
                                                        Secretary

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     THIS IS THE RESIDUAL CERTIFICATE REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                          -----------------------------------
                                                as Authenticating Agent




                                          -----------------------------------
                                                    Authorized Signor

                            ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applications of laws or regulations:

          TEN COM--as tenants in common

          UNF GIFT MIN ACT--......(Minor) under Uniform Gifts To Minors Act....
          (State)

          Custodian ....... (Cust)

          TEN ENT -- as tenants by the entireties

          JT TEN --  as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

-------------------------------

--------------------------------------------------------------------------------

Please print or typewrite name and address including postal zip code of assignee

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     The within Certificate and all rights thereunder, hereby irrevocably constituting and appointing ________________________________________ attorney transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:_____________

                    -----------------------------------------------------------
                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of the written instrument in every particular, without alteration or enlargement, or any change whatever.